Exhibit 10.1

COLLABORATION AND LICENSE AGREEMENT

between

ArriVent BioPharma, Inc.

and

Shanghai Allist Pharmaceuticals Co., Ltd.

1

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TABLE OF CONTENTS

1	DEFINITIONS AND INTERPRETATIONS	1
2	LICENSING	11
3	COLLABORATION COMMITTEE	13
4	DEVELOPMENT	15
5	COMMERCIALIZATION AND MANUFACTURE	18
6	FINANCIALS AND REPORTS	19
7	INTELLECTUAL PROPERTY	24
8	INFRINGEMENT AND ENFORCEMENT & THIRD PARTY INFRINGEMENT ACTIONS	27
9	CONFIDENTIALITY	29
10	INDEMNIFICATION	31
11	REPRESENTATIONS AND WARRANTIES	32
12	TERM AND TERMINATION	35
13	DISPUTE RESOLUTION	38
14	MISCELLANEOUS	40

i

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This COLLABORATION AND COLLABORATION AND LICENSE AGREEMENT (“Agreement”) is effective as of August 11, 2026 (the “Effective Date”) by and between:

ArriVent BioPharma, Inc. (“ArriVent”), a corporation organized and existing under the laws of the state of Delaware, U.S. and having a place of business at 18 Campus Blvd, Suite 100, Newtown Square, PA 19073-3269, United States (each a Party; collectively, Parties.)

And

Shanghai Allist Pharmaceuticals Co., Ltd., (“Allist”) a limited liability company incorporated under the laws of China, having its principal place of business at No. 268 Lingxiaohua Road, Pudong New District, Shanghai, China;

RECITALS

WHEREAS, ArriVent owns or has licensed the ArriVent IP in and relating to Licensed Compounds (as defined below);

WHEREAS, ArriVent desires to collaborate with Allist to grant an exclusive license to Allist to Exploit the Products in the Field in the Licensed Territory (as defined below), subject to the terms and conditions set forth herein;

WHEREAS, Allist wishes to obtain an exclusive license to Exploit the Products in the Licensed Territory; and

WHEREAS, ArriVent will retain its right to Exploit Products in the Retained Territory and to Manufacture in the Licensed Territory (each as defined below).

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants expressed herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1	DEFINITIONS AND INTERPRETATIONS
1.1	Interpretation. In this Agreement, a reference to:
(a)	a paragraph, section, exhibit or schedule is a reference to a paragraph, section, exhibit or schedule to this Agreement;
(b)	any document includes a reference to that document (and, where applicable, any of its provisions) as amended, novated, supplemented or replaced from time to time;
(c)	a statute or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

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(d)	the headings contained in this Agreement are for convenience of reference only and shall not be considered in construing this Agreement.
(e)	the singular includes the plural and vice versa, except as it regards the definitions of Party and Parties;
(f)	a party, person or entity includes:
(g)

an individual, firm, company, corporation, association, trust, estate, state or agency of a state, government or government department or agency, municipal or local authority and any other entity, whether or not incorporated and whether or not having a separate legal personality; and

(h)	an employee, agent, successor, permitted assign, executor, administrator and other representative of such party, person or entity;
(i)	one gender includes the other;
(j)	“written” and “in writing” include any means of reproducing words, figures or symbols in a tangible and visible form;
(k)	a day, month or year is a reference to a calendar day, calendar month or calendar year, as the case may be;
(l)	individuals or persons include companies and other corporations and vice versa;
(m)	the words “include” or “including” shall be deemed to be followed by “without limitation” or “but not limited to.”

1.2Definitions.  In this Agreement (including the Exhibits and Schedules), the capitalized terms shall have the following meanings:

“Aarvik License” means that certain Amended and Restated Research Collaboration Agreement by and between ArriVent and Aarvik Therapeutics, Inc. dated as of August 9, 2024.

“Aarvik Patents” means the Patent Rights licensed by ArriVent pursuant to the Aarvik License.

“Accounting Standards” means (a) Generally Accepted Accounting Principles (“GAAP”); or (b) International Financial Reporting Standards (“IFRS”), in each case, as generally and consistently applied by Allist.

“Affiliate” means any corporation or other entity that controls, is controlled by, or is under common control with a Party. A corporation or other entity will be regarded as in control of another corporation or entity if such corporation or entity owns or directly or indirectly controls fifty percent (50%) or more of the voting stock or other ownership interest of the corporation or other entity, or if such corporation or entity possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the corporation or other entity or the power to elect

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or appoint fifty percent (50%) or more of the members of the governing body of the corporation or other entity.

“Agreement” means this Collaboration and License Agreement, including its Exhibits and Schedules, which the Parties may amend or supplement from time to time.

“Active Ingredient” means any component that determines the function of a product. An Active Ingredient can be, without limitation, ADCs, antibodies, antigens, enzymes, and chemical compounds, including any respective salt, hydrate, solvate or oxide anhydrides, esters, amides, metabolic precursors or prodrugs, isomers, active metabolites, complexes, conjugates, polymorph or physical forms thereof.

“ADC” means an antibody drug conjugate comprising one or more antibody(ies) (or fragment(s) thereof) that binds to one or more biological target(s) and is conjugated to a Cytotoxic, Cytostatic or Immunogenic Agent, where “Cytotoxic, Cytostatic or Immunogenic Agent” means a small molecule compound that either: (a) directly kills a tumor cell through such compound’s primary mechanism of action; (b) directly slows, or stops, the growth of a tumor cell through such compound’s primary mechanism of action; or (c) indirectly kills a tumor cell through activating or otherwise engaging the immune system of the recipient through such compound’s primary mechanism of action.

“Allist External Results” means any information, data and results that relate to Allist’s conduct of Clinical Trials or [***], except for safety data that Allist is required to supply to ArriVent pursuant to the Agreement.

“Allist Improvement” means any improvement or enhancement to the ArriVent Know-How or Allist Know-How that is: (a) made or discovered by Allist (either solely or jointly) in the practice of the licenses granted under this Agreement during the Term; and (b) Controlled by Allist or its Affiliates during the Term.

“Allist Know-How” means all Know-How (excluding any Allist Patent Rights) that is Controlled as of the Effective Date or thereafter during the Term by Allist and is reasonably necessary or reasonably useful to Exploit Product(s) in the Field, including any such Know-How made by or on behalf of Allist in the course of performing Allist’s obligations or exercising Allist’s rights under this Agreement and any Allist Results. For the avoidance of doubt, Allist Know-How includes, but is not limited to, any and all technical data, reports, information, procedures, techniques and other know-how or any trade secrets owned or Controlled by Allist, including any Know-How that is an Improvement and any Joint Inventions.

“Allist Patent Rights” means all Patent Rights that are Controlled by Allist as of the Effective Date and during the Term of the Agreement that claim a composition of matter or any composition or formulation of, claim a method of making or using, or would otherwise be infringed by Exploiting, a Licensed Compound or Product in the Retained Territory. For the avoidance of doubt, Allist Patent Rights include any Patent Rights that cover an Improvement and any Joint Patents.

“Allist IP” means the Allist Patent Rights, Allist Improvements and the Allist Know-How.

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“Allist Results” means any information, data and result which Allist generates or collects in the conduct of any Clinical Trials or preclinical activities related to the Licensed Compound, including any Global Study, provided that, “Allist Results” shall not include any [***], except for safety data that Allist is required to supply to ArriVent pursuant to Article 4.13 (Safety Data) of the Agreement.

“ArriVent External Results” means any information, data and result that relates to ArriVent’s conduct of Clinical Trials or [***], except for safety data that ArriVent is required to supply to Allist pursuant to this Agreement.

“ArriVent IP” means the ArriVent Patent Rights, ArriVent Improvements and the ArriVent Know-How.

“ArriVent Improvement” means any improvement or enhancement to the ArriVent Know-How or Allist Know-How that is: (a) made or discovered by ArriVent (either solely or jointly) in its Exploitation of a Licensed Compound or Licensed Product during the Term; and (b) Controlled by ArriVent or its Affiliates during the Term.

“ArriVent Know-How” means all Know-How (excluding any ArriVent Patent Rights) that is Controlled as of the Effective Date or thereafter during the Term by ArriVent and is reasonably necessary or reasonably useful to Exploit the Licensed Compound or Product(s) in the Field, including any such Know-How made by or on behalf of ArriVent in the course of its Exploitation of a Licensed Compound or Licensed Product. For the avoidance of doubt, ArriVent’s Know-How includes, but is not limited to, any and all technical data, reports, information, procedures, techniques and other know-how or any trade secrets owned or Controlled by ArriVent, including any Know-How that is an Improvement and any Joint Inventions.

“ArriVent Patent Rights” means all Patent Rights that are Controlled by ArriVent as of the Effective Date and during the Term of the Agreement that claim a composition of matter or any composition or formulation of, claim a method of making or using, or would otherwise be infringed by Exploiting, a Product in the Licensed Territory. For the avoidance of doubt, ArriVent Patent Rights include any Patent Rights that cover an Improvement and any Joint Patents.

“ArriVent Results” means any information, data and result that relates solely and exclusively to the Products, which ArriVent generates or collects in the conduct of any Clinical Trials or preclinical activities related to the Products, including any Global Study, provided that, “ArriVent Results” shall not include [***], except for safety data that ArriVent is required to supply to Allist pursuant to the Agreement.

“ArriVent Trademarks” means the trademarks Controlled by ArriVent and listed on Exhibit C hereto. The ArriVent Trademarks are limited to those trademarks specific to the Licensed Product and do not include the mark ARRIVENT or any trademark or other mark Controlled by ArriVent or its Affiliates.

“Business Day” means a day other than a Saturday, Sunday, or a bank or other public holiday in New York, NY, USA.

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“CDA” means that certain Confidential Disclosure Agreement dated as of [***], by and between the Parties.

“Clinical Collaboration Agreement” means the agreement in Appendix B.

“Clinical Supply Agreement” means the agreement in Appendix C.

“Clinical Trial” means any clinical testing of a compound or product in human subjects.

“Commercially Reasonable Efforts” means with respect to Allist, an obligation under this Agreement, the effort, expertise and resources normally used by Allist in the development and/or Commercialization of a compound or product owned or controlled by Allist which is of similar market potential at a similar stage in its development or product life, taking into account issues of safety and efficacy, product profile, the competitiveness of the marketplace, the proprietary position of the compound or product, the regulatory structure involved, the profitability of the applicable products, and other relevant factors.

“Confidential Information” means, with respect to a Party (a “Disclosing Party”), all data, results, and information of any type whatsoever, in any tangible or intangible form, including know-how, trade secrets, practices, techniques, methods, processes, inventions, developments, specifications, formulations, formulae, materials or compositions of matter of any type or kind (patentable or otherwise), software, algorithms, marketing reports, customer information, business or financial information, expertise, technology, test data including pharmacological, biological, chemical, biochemical, toxicological, and clinical test data, analytical and quality control data, stability data, studies and procedures, that is disclosed to the other Party (the “Receiving Party”) under this Agreement. For clarity, (a) the existence and terms of this Agreement are the Confidential Information of both Parties; (b) all information disclosed by a Disclosing Party to the other Party under the CDA is deemed the Confidential Information of such Disclosing Party under this Agreement; (c) all Know-How, Improvements, and Inventions of the owning Party as set forth in Article 7 (Intellectual Property) shall be deemed the Confidential Information of such Party; and (d) any scientific, technical, manufacturing or financial information and information disclosed through an audit report, Commercialization report, development report or other report, shall constitute Confidential Information of the Disclosing Party under this Agreement.

“CMO” shall mean contract manufacturing organizations that Manufacture material, conjugate linker and payload to the antibody component of an ADC and prepare drug product.

“Control” means, with respect to any material, information, or intellectual property right, that a Party owns or has a license to such material, information, or intellectual property right and has the ability to grant to the other Party access, a license, or a sublicense (as applicable) to such material, information, or intellectual property right on the terms and conditions set forth herein without violating the terms of any agreement or other arrangement with any Third Party existing at the time such Party would be first required hereunder to grant to the other Party such access, license, or sublicense.

“Collaboration Committee” or “CC” is defined in Article 3.1 (Collaboration Committee Formation and Composition).

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“Commercialize” or “Commercialization “means any and all activities directed to marketing, promoting, manufacturing, packaging, and distributing a Licensed Product, offering for sale and selling of a Licensed Product, and exporting or importing a Licensed Product for sale. When used as a verb, “Commercialize” means to engage in Commercialization.

“Development Program” means the development activities with respect to the Licensed Product performed by Allist, and/or its Affiliate(s) in the Licensed Territory in accordance with the Product Development Plan as revised from time to time as provided in this Agreement.

“Dollar” or “$” means the lawful currency of the United States of America.

“Effective Date” means the date when both Parties have duly executed this Agreement.

“Exploit” or “Exploitation” means to make, have made, import, export, use, sell, or offer for sale, including to research, develop, Commercialize, register, hold, or keep (whether for disposal or otherwise), have used, transport, distribute, promote, market, or have sold or otherwise dispose of. When used as a verb, “Exploit” means to conduct Exploitation.

“Field” means [***].

“First Commercial Sale” of any Product means the first sale for use by an end-user customer of such Product, as applicable, in a country (following receipt of all Regulatory Approvals that are required in order to sell such Product in such country); provided, that the following shall not constitute a First Commercial Sale: (a) any sale to an Affiliate or sublicensee, unless such Affiliate or sublicensee is the last person or entity in the distribution chain of the Licensed Product; or (b) any use of such Product in Clinical Trials or non-clinical development activities with respect to such Product by or on behalf of a Party, or disposal or transfer of such Product for a bona fide charitable purpose, compassionate use, or samples if no monetary consideration is received for such use or transfer.

“First Indication” is defined in Article 6.2.2.

“First Joint Global Study” shall mean the Clinical Trial in Appendix A.

“Force Majeure” is defined in Article 14.5 (Force Majeure).

“Global” means an activity is simultaneously conducted in at least one country or region within the Licensed Territory and the Retained Territory.

“Global Development Plan” means the global development plan for any Global Study (including any Joint Global Study) that the Parties agree to undertake pursuant to this Agreement, which shall include a budget, to be prepared by the Parties and reviewed by the CC, as such plan may be amended from time to time in accordance with this Agreement.

“Global Study” means any global Clinical Trial to be conducted with any Product that the Parties mutually agree to conduct and which is conducted in both the Licensed Territory and the Retained Territory. For clarity, (a) any clinical study to be performed in the Retained Territory only is not

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a Global Study even if the data generated from such study will be shared for use in the Licensed Territory and (b) any clinical study to be performed in the Licensed Territory only is not a Global Study even if the data generated from such study will be shared for use in the Retained Territory.

“Initial Payment” means the upfront payment as set out in Article 6.1 (Initial Payment).

“Invention” means any Know-how, process, method, composition of matter, article of manufacture, polymorph, discovery, or finding that is conceived or reduced to practice, constructively or actually, by either Party or jointly by the Parties in connection with the development of a Product under this Agreement. For clarity, the term “Invention” shall exclude any ArriVent Results and any Allist Results.

“Joint” means, in the context of a Clinical Study, the Clinical St is conducted is simultaneously by Allist and ArriVent.

“Joint Global Study” means any Global Study that has been agreed by the Parties to be included into the Global Development Plan and jointly conducted by the Parties. Each Joint Global Study objectives, designs, study execution plan shall be agreed to by the Parties and studies may be conducted in both the Retained and Licensed Territory.

“Joint Invention(s)” is defined in Article 7.1.2 (Ownership of Inventions).

“Know-How” means any and all formulae, processes, trade secrets, technologies, know-how, inventions, improvements, discoveries and claims (including confidential data and Confidential Information), whether patentable or unpatentable, including, without limitation, synthesis, preparation, recovery and purification processes and techniques, control methods and assays, chemical data, toxicological and pharmacological data and techniques, clinical data, medical uses, product forms and product formulations and specifications.

“Licensed Compound” means (a) the chemical compound known internally by ArriVent as ARR-002, a Muc16-Napi2b ADC, [***], and (b) [***] (collectively “ARR-002”).

“License Grant” means the license granted under Article 2 (Licensing).

“Licensed Territory” means the PRC, including Hong Kong, Macau, and Taiwan.

“Master Product Development Plan” means the plan that includes all plans for Clinical Trials of Licensed Compound, including the Product Development Plan, each Global Development Plan, and any plan for solely conducted Clinical Studies.

“Materials” shall have the meaning given to it under Article 2.5.1.

“Milestone Event” means each of the milestone events set out in Article 6.2 (Milestone Payments).

“Milestone Payment” means the corresponding payment made by Allist to ArriVent after achievement of a Milestone Event with a Licensed Product set out in Article 6.2 (Milestone Payments).

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“Net Sales” shall mean gross amount invoiced by Allist, its Affiliates or its Sublicensees to a Third Party for the sale of Products under the applicable Accounting Standards, and less:

(a)	all allowances for discounts, rebates and charge-backs,
(b)	credits or allowances granted upon claims, rejections, exchanges or returns of Products,
(c)	distribution, warehousing, transportation, importation, freight, postage, special packaging, shipping and insurance charges paid for delivery of Products,
(d)

the portion of any management or administrative fees paid during the relevant time period to government payor health care programs or pharmaceutical benefit managers for such government payor health care programs that relate specifically to sales of such Product, and

(e)	Taxes, duties or other governmental charges levied on or measured by the billing amount when included in billing for sales of Products, as adjusted for rebates and refunds,

in each case, in accordance with the applicable Accounting Standards, as consistently applied. Adjustments may be made to the calculation of Net Sales as required by changes in the Accounting Standards as necessary in the future, or as appropriate to reflect changes to the accounting rules brought about by merger, take-over or law. Without limiting the generality of the foregoing, sales, transfers, or dispositions of Product for charitable, named-patient, promotional (including samples), non-clinical, clinical, or regulatory purposes shall be excluded from Net Sales, as shall sales or transfers of Product among Allist and its Affiliates or licensees or Sublicensees.

In the event that a Product is sold in any country in the form of a Combination Product, [***]. If either such Product that contains the Compound(s) as its sole Active Ingredient or a product that contains an Active Ingredient (other than the Product) in the Combination Product as its sole Active Ingredient(s) is not sold separately in a particular country, [***]. “Combination Product” means a Product that is comprised of or contains a Licensed Compound as an Active Ingredient together with one (1) or more other Active Ingredients or delivery systems and is sold together.

“Notice” is defined in Article 14.7 (Notices).

“Opposite Territory” means, with respect to ArriVent, the Licensed Territory; and with respect to Allist, the Retained Territory.

“Patent Rights” means all patents and patent applications, including: (i) all substitutions, divisions, continuations, continuations-in-part thereof and requests for continued examination of any of the foregoing, (ii) all patents issued from any of the foregoing patent applications, (iii) all reissues, renewals, registrations, confirmations, re-examinations, extensions, and supplementary protection certificates of any of the foregoing, and (iv) all foreign equivalents of any of the foregoing.

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“PRC” means, for the purpose of this Agreement, the People’s Republic of China, excluding Hong Kong, Macau and Taiwan.

“Primary Contact Person” means the respective individuals designated by Allist and ArriVent, as noted in Exhibit B, who will be responsible for the day-to-day interactions between the Parties related to the Development Program and the management of the day-to-day operations of the Development Program. Each Party may change its Primary Contact Person upon Notice to the other Party.

“Product” or “Licensed Product” means any product containing a Licensed Compound as the sole Active Ingredient or in combination with one or more other Active Ingredients in all forms, presentations, and formulations (including manner of delivery and dosage). For clarity, a Product is not considered a separate Product because of use of a different trade name or trademark or because of variations in formulation in which the Active Ingredient is the same or substantially equivalent.

“Product Development Plan” means the written Product development plan for each Product selected by Allist for development (including a corresponding budget), as amended from time to time by Allist and reviewed by the CC. Allist shall prepare a draft Product Development Plan for each Product.

“Program Year” means each twelve (12) calendar month period starting from January 1 through December 31 during the term of the Development Program, except (i) in the first Program Year in which case the Program Year will be the period from the Effective Date through December 31 of that calendar year; and (ii) in the last Program Year in which case the Program Year will not be the period from January 1 of that calendar year through the date that the Development Program ends.

“Registrational Clinical Study” shall mean a human Clinical Trial anywhere in the world that is a Clinical Trial or study that intends to provide the ultimate evidence and data that a Regulatory Authority uses to decide whether or not to approve a potential new medicine. For clarity, a Phase 2 or 2(b) Clinical Trial that satisfies the requirements of 21 CFR §312.21 (c) or its equivalent prescribed by the Regulatory Authority in the applicable country or regulatory jurisdiction other than the United States where the Clinical Trial takes place shall be considered a Registrational Clinical Study.

“Regulatory Agency” means, any governmental authority that regulates pharmaceutical products, including but not limited to the Drug Enforcement Administration (“DEA”), including the Controlled Substance Section (“CSS”); the Environmental Protection Agency (“EPA”); the Food and Drug Administration (“FDA”), including the Center for Veterinary Medicine (“CVM”) and the Center for Drug Evaluation and Research (“CDER”); the Food Safety and Inspection Service (“FSIS”); the U.S. Department of Agriculture (“USDA”); or any counterparts thereof in jurisdictions outside of the United States.

“Regulatory Approval” means all official approvals by applicable Regulatory Agencies in a country (or supra-national organizations, such as the EMA) which are required for the first use or

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sale, including, importation, Manufacture (where Manufacture is required), and if required, approvals for pricing or reimbursement of, a Licensed Product in such country.

“Regulatory Filing” means any filing, application, or submission with any Regulatory Agency, including authorizations, approvals or clearances arising from the foregoing, including Regulatory Approvals, and all correspondence or communication with or from the relevant Regulatory Authority, as well as minutes of any material meetings, telephone conferences or discussions with the relevant Regulatory Authority, in each case, with respect to a Product.

“Reporting Period” is defined in Article 6.9 (Royalty Payments).

“Retained Territory” means all territories except the Licensed Territory.

“Royalty” and “Royalty Rate” shall have the meaning as set out under Article 6.3. (Royalty Payments to ArriVent.

“Second Indication” is defined in Article 6.2.2.

“Sole Invention(s)” is defined in Article 7.1.2 (Ownership of Inventions).

“Tax” or “Taxes” means any present or future taxes (including import taxes, export taxes, excise taxes, sales tax, value-added taxes, consumption taxes), levies, imposts, duties, charges, assessments or fees of any nature (including any interest thereon).

“Term” is defined in Article 12.1 (Term).

“Third Party” means any entity, including any natural person, other than Allist or ArriVent and their respective Affiliates.

[***].

“Third Party IP” means any patent or other intellectual property rights belonging to a Third Party in any jurisdiction in the Licensed Territory that is necessary or useful to Exploit the Licensed Compounds or the Products.

“Third-Party Payment” means any payments that will be paid to any Third-Party Licensor for Third Party IP.

“Third Party Product” means a product incorporating an Active Ingredient Controlled by a Third Party.

“Valid Claim” means a claim of any patent within the ArriVent Patent Rights that: (a) has issued and has not expired, lapsed, been cancelled, or abandoned, or been dedicated to the public, disclaimed, or held unenforceable, invalid, unpatentable, revoked, or cancelled by a court or administrative agency of competent jurisdiction in an order or decision from which no appeal has been or can be taken, including through opposition, reexamination, reissue, disclaimer, inter parties review, post grant review, post grant procedures, or similar proceedings; or (b) is a pending claim

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of an unissued, pending patent application, which application has not been pending for more than the greater of [***] ([***]) years since (i) its earliest claimed priority date or (ii) the date of the first response on the merits received from the relevant patent office regarding such application.

2	LICENSING
2.1	License Grant.

2.1.1Subject to the terms and conditions of this Agreement, ArriVent hereby grants to Allist an exclusive (except as provided in Article 2.1.2) even as to ArriVent and its Affiliates, license (with the right to grant sublicenses through multiple tiers) under the ArriVent IP to Exploit the Licensed Compounds and Products in the Field and in the Licensed Territory.

2.1.2[***].

2.1.3Subject to the terms and conditions of this Agreement, ArriVent hereby grants to Allist a license, with the right to grant sublicenses, through multiple tiers, to use the ArriVent Trademarks solely in connection with the Commercialization of the Licensed Product in the Field in the Licensed Territory (the “Trademark License”). The Trademark License is exclusive only in relation to the Commercialization of the Licensed Product in the Field in the Licensed Territory and ArriVent retains the right to use by itself or license to Third Parties the right to use the ArriVent Trademark in relation to pharmaceutical products other than the Products or in any field other than the Field in the Licensed Territory. Allist agrees that the nature and quality of the Licensed Products Commercialized by it under the ArriVent Trademarks, together with all related advertising, promotional and other related uses of the ArriVent Trademarks by Allist shall be at least of the nature and quality that Allist follows in respect of its own proprietary trademarks. Allist shall follow ArriVent’s brand guidance (which ArriVent may provide Allist from time to time) in using ArriVent Trademarks. ArriVent will have the right to monitor Allist’s use of the ArriVent Trademarks, including by requesting samples of marketing materials and other materials bearing the ArriVent Trademarks. In the event ArriVent reasonably determines that there is any failure to comply with this Article 2.1.3, ArriVent may notify Allist of such failure and Allist will promptly make corrections. All uses by Allist of the ArriVent Trademarks will enure to the benefit of ArriVent. For clarity, Allist may consider using ArriVent Trademarks reasonably to enable a global brand to be discussed, but Allist shall have no obligation to use ArriVent Trademarks under this Clause 2.1.3.

2.2Rights Retained. ArriVent retains its rights for any and all purposes in the Retained Territory to Exploit any ArriVent IP, including to research, develop, make, have made, use, sell, have sold, offer for sale, import, export and license products and processes in the Retained Territory.

2.3Sublicenses. Subject to the other provisions of this Agreement, Allist may grant sublicenses of the licenses granted in Article 2.1 (License Grant) through multiple tiers, to any Affiliates or Third Parties, on the condition that:

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2.3.1such sublicense occurs pursuant to a written agreement that (i) is subject to the terms and conditions of this Agreement (ii) contains confidentiality and non-compete terms which are consistent with the terms and conditions of this Agreement, and (iii) does not in any way diminish, reduce or eliminate any of Allist’s obligations under this Agreement; and

2.3.2Allist provides ArriVent with a copy of such sublicensing agreement and if any further sublicenses are granted, procures the provision to ArriVent with a copy of such further sublicensing agreement, subject to Allist’s right to redact any confidential information contained therein that is not necessary for ArriVent or its Licensor to determine compliance with this Agreement.

2.3.3ArriVent shall procure that each sublicensee (and further sublicensees) enter into an undertaking with ArriVent, committing such party to comply with the confidentiality, and non-compete terms of this Agreement as if they were parties to this Agreement.

2.3.4Allist shall ensure that all sublicensees and further sublicensees (in case multi-tier sublicenses are granted) shall comply with this clause and shall enforce any failure to comply against such sublicensee and further sublicensee. Allist shall be jointly and severally responsible with its sublicensees and any further sublicensees for failure by its sublicensees (and further sublicensees) to comply with all such applicable restrictions and limitations in accordance with the terms and conditions of this Agreement. For purposes of clarity, any reference to sublicensees under this Agreement shall include the concept of further sublicensees in case of multi-tier sublicenses.

2.4Grant-Back License. [***].

[***]

2.5Transfer of Documents and Information; Support.

2.5.1Within [***] ([***]) days following the Effective Date of this Agreement, and in accordance with a plan to be agreed upon by the Parties, ArriVent shall transfer all records and data (including but not limited to the Know-How, preclinical and clinical data, preclinical development, formulation, and manufacturing/CMC data), information, and materials and Regulatory Filings, or copies thereof, related to the Licensed Compounds Controlled by ArriVent (collectively “Materials”) on an “as is” basis. Except as provided below, ArriVent makes no warranties of any kind, either express or implied, with respect to such Materials and expressly disclaims all implied warranties, including, without limitation, those of merchantability and fitness for a particular use. All Materials shall be provided in English or Chinese; or if any Materials are written in a language other than English or Chinese, shall bear English or Chinese translations.

2.5.2If within [***] ([***]) days of the Effective Date, either or both Parties become aware of Materials that were not transferred to Allist under this Article 2.5 (Transfer of Documents and Information; Support), then such Party shall provide written Notice to the other

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Party and ArriVent shall promptly disclose and transfer such Materials to Allist. ArriVent shall provide reasonable technical assistance and support, by making appropriate employees available to Allist at reasonable times, places, and frequency, and upon reasonable prior Notice for the purpose of assisting Allist to understand and use such Materials in connection with Allist’s development, Manufacture, and Commercialization of Licensed Products.

2.6Aarvik License.  Allist acknowledges that certain Know-How and Patent Rights included in the ArriVent IP are licensed by ArriVent from Aarvik pursuant to the Aarvik License. A redacted copy of the Aarvik License is publicly available and the “Collaboration IP” referenced in the Aarvik License is included in the ArriVent IP licensed to Allist hereunder. Allist will not, and will cause its sublicensees not to, take any action, or make any omission, that would cause ArriVent to be in breach of the Aarvik License. Subject to Allist’s compliance with this Agreement, ArriVent will maintain the Aarvik License as necessary for the Exploitation of the Licensed Compound and Licensed Products in the Licensed Territory. Allist will reasonably cooperate with ArriVent in connection with ArriVent’s fulfillment of its obligations pursuant to the Aarvik License which are related to the Licensed Territory or the rights granted to Allist herein, in each case, as reasonably requested by ArriVent, and not incur significant costs on Allist.

2.7Trademarks. Allist shall have the right, but not the obligation, to brand the Licensed Products using trademarks and trade names it determines appropriate in its sole discretion for the Licensed Products, which may vary within the Licensed Territory (the “Licensed Product Marks”) without violating the conditions under Article 2.1.3. As between the Parties, Allist shall own all rights in the Licensed Product Marks (except with respect to the ArriVent Trademarks) and shall register and maintain the Licensed Product Marks to the extent it determines reasonably necessary.

2.8No Implied Licenses. Each Party acknowledges that the licenses granted under this Article 2 (Licensing) are limited to the scope expressly granted. Any rights of ArriVent not expressly granted to Allist under this Agreement will be retained by ArriVent. Further, no rights are granted to Allist under any other intellectual property Controlled by ArriVent other than the ArriVent IP.

3	COLLABORATION COMMITTEE

3.1Collaboration Committee Formation and Composition. A joint committee comprising [***] of representatives of each of ArriVent and Allist (the “CC”), will be appointed within [***] ([***]) Business Days of the Effective Date.

3.2Collaboration Committee Functions and Powers. The CC will be responsible for overseeing the Parties’ development activities related to the Licensed Compounds in each of the Retained Territory and the Licensed Territory. The CC may form any subcommittee as the CC deems appropriate and delegate authority to such subcommittee any of the CC’s functions under this Section 3.2 (Collaboration Committee Functions and Powers). Notwithstanding anything to the contrary, the CC will have no decision-making authority and will have no right, power or authority to amend this Agreement. The principal functions of the Collaboration Committee will include:

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(a)discussing with Allist its Product Development Plan for developing the Products in the Licensed Territory by taking into account in good faith the development activities of ArriVent in the Retained Territory; reviewing any Global Development Plan and monitoring the progress and results achieved under each Global Study and evaluating and recommending to the Parties key subcontractors that meet the requirements for Regulatory Authorities for each Joint Global Study;

(b)providing input into (a) the design of each Global Study (including any Joint Global Study) to be performed, (b) the responses to be made to the Regulatory Agencies with respect to such Global Study (including any Joint Global Study); and (c) the responses to be made to any requests for scientific advice from the applicable Regulatory Agencies with respect to such Global Study (including any Joint Global Study);

(c)keeping each Party informed of all material development activities related to the Licensed Compound and Products to ensure overall alignment of development of the Licensed Compound and Products in the Licensed Territory and the Retained Territory;

(d)monitoring the progress and results achieved under the Product Development Program and Global Development Plan;

(e)providing input into (a) the design of the Clinical Trials to be performed to obtain the applicable Regulatory Approvals for the Products in the Licensed Territory, (b) the responses to be made to the Regulatory Agencies with respect to the Products; and (c) the responses to be made to any requests for scientific advice from the applicable Regulatory Agencies;

(f)reviewing and a plan for public disclosure of results of the Development Program in accordance with Section 14.3 (Publications);

(g)reviewing proposed Clinical Studies to be solely Sponsored by a Party; and

(h)discussing proposals for further development and support of the Products post-Marketing Authorization.

Notwithstanding anything to the contrary, nothing in this Agreement, including in particular, this Article 3 (Collaboration Committee), shall not be interpreted to restrict Allist’s rights under the licenses granted in Section 2.1 (License Grant).

3.3Governance. Unless otherwise agreed by the Parties, the CC will meet at least every [***] ([***]) months. Each Party shall procure that its representatives on the CC duly exercise their authorities under this Article 3 (Collaboration Committee). A Party may change one or more of its representatives to the CC at any time, provided, however, such Party shall duly inform the other Party of such change in writing within a reasonable time prior to the next meeting of the CC. Members of the CC may be represented at any meeting by another member of the CC, or by a proxy. Either Party may permit additional employees and consultants to attend and participate (on a non-voting basis) in the CC meetings, subject to such Party providing prior written

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Notice to the other Party and to the compliance by such additional employees and consultants with the confidentiality provisions of this Agreement.

3.4Chair. The CC will be co-chaired by [***] ArriVent representative and [***] Allist representative.

3.5Minutes and Reports. The CC will be responsible for keeping accurate minutes of its deliberations that record all decisions and all actions recommended or taken. Within [***] ([***]) Business Days of each meeting, the chair will provide the Parties with draft minutes of such meeting and any issues requiring resolution and any decision and action recommended or taken to all members of the CC. All records of the CC will be considered Confidential Information and will be available to both Parties.

4	DEVELOPMENT

4.1Performance of Development Program. Subject to the terms and conditions of this Agreement, Allist shall use Commercially Reasonable Efforts to develop Products in the Licensed Territory. Allist and ArriVent intend to jointly conduct global clinical development of Product.

4.2Development Program. The development of Products will be conducted in accordance with the Product Development Plan, which shall be reflected in the Master Product Development Plan. Except for the first Program Year, the Product Development Plan will be reviewed by the CC no later than [***] ([***]) days prior to the start of each Program Year. A Product Development Plan for the first Program Year shall be presented to the CC by Allist within [***] ([***]) days after the Effective Date. The CC shall review the first Program Year’s Product Development Plan within a reasonable time after initial presentation to the CC. The Product Development Plan in effect at any time may not be amended except as reviewed by the CC. If at any time during the Program Year, Allist determines that a change to the Product Development Plan is necessary, Allist will prepare and submit to the CC a written proposal detailing its proposed changes to the Product Development Plan.

4.3Conduct of Clinical Studies Solely Sponsored by a Party.  Each Party may propose a Clinical Study to be Sponsored solely by such Party. Such Party shall prepare and submit the proposed strategy, protocol design, and internal process timeline for such Clinical Study in reasonable detail to the CC for its review at least [***] ([***]) days (or any other period of time the Parties agree to) in advance of its anticipated date of initiation. All such Clinical Studies shall be reflected in the Master Product Development Plan to ensure such studies are aligned with Development of the Product.

4.4Conduct of Global Studies. If the Parties mutually agree to conduct a Joint Global Study, one or both Parties shall prepare and submit the proposed strategy, protocol design, budget and internal process timeline for such Joint Global Study in reasonable detail to the CC for its review at least [***] ([***]) days (or any other period of time the Parties agree to) in advance of its anticipated date of initiation. The responsibilities and costs borne by each Party for a Joint Global Study shall be in accordance with Exhibit D. Supply of Product for Clinical Studies shall be in

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accordance with Exhibit E. Each Party will provide written updates to the CC not less than once each calendar quarter with respect to the conduct of such Joint Global Study. Each Party shall maintain and shall cause its Affiliates and licensees and sublicensees to maintain reasonably complete and accurate records regarding their conduct of the Joint Global Study in the Licensed Territory (with respect to Allist) or the Retained Territory (with respect to ArriVent), as applicable. Upon the other Party’s reasonable request not more frequently than once each calendar quarter during which a Party or its Affiliates are performing any Joint Global Study, such Party will provide the other Party such copies of or access to such records as such Party may reasonably request. Each Party shall conduct, and shall ensure that its Affiliates conduct, each Joint Global Study in compliance with the requirements of applicable law and regulations.

4.5Development Activities in the Opposite Territory. The Parties acknowledge that nothing in this Article 4 (Development) shall be interpreted as permission for ArriVent or Allist to perform any Clinical Trials, preclinical studies, or other research involving any Licensed Product in the Opposite Territory, either alone or partnering with any Third Party. The performance by a Party of any Clinical Trials, preclinical studies, or other research involving any Licensed Product in the Opposite Territory shall be subject to the other Party’s consent, which consent may be granted or rejected at such other Party’s full discretion. Such other Party may request details about such Clinical Trials, preclinical studies, or other research to be conducted in the Opposite Territory involving any Licensed Product (including objectives, timeframe, potential partners, and key terms with such potential partners) in order to assess and determine whether the consent shall be granted.

4.6Product Development by Allist. Notwithstanding anything to the contrary in this Agreement, Allist shall be responsible for performing all related Product development activities in the Field in the Licensed Territory at its expense from the Effective Date, including the preparation and submission of the appropriate regulatory documents required for Commercialization of the Product within the Field in the Licensed Territory, unless otherwise agreed to by the Parties in the Product Development Plan.

4.7Responsibility for Regulatory Approvals. Allist shall have sole responsibility for, and shall bear the cost of preparing, all Regulatory Filings and related submissions, including Regulatory Approval applications, with respect to Licensed Products in the Licensed Territory. Allist shall use Commercially Reasonable Efforts in preparing and submitting all such Regulatory Filings and in seeking Regulatory Approvals in the Licensed Territory. Allist shall own all Regulatory Approvals for the Licensed Product in each of the jurisdictions in the Licensed Territory.

4.8Reporting of Progress. Allist shall provide the CC with complete and accurate semi-annual periodic reports detailing progress made on the Development of Licensed Compounds and Licensed Products. Such reports shall include at minimum [***] summary report of all Clinical Trial results and other Development activities, subject to ArriVent’s compliance with Article 9 (Confidentiality) and to any approval requirement under Applicable Laws.

4.9Data Sharing.

4.9.1In any agreement [***].

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4.9.2In any agreement [***].

4.9.3Without limiting the foregoing, Allist shall provide all Allist Results to ArriVent for the purpose of supporting ArriVent to obtain Regulatory Approvals for the Products in the Retained Territory, and ArriVent shall provide all ArriVent Results to Allist for the purpose of supporting Allist to obtain Regulatory Approvals for the Products in the Licensed Territory, in each case with [***] to the other Party.

4.9.4NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, neither Party shall be required to disclose or license to each other any information, data, or technology it does not Control.

4.10Data Exchange Compliance.  Each Party shall ensure that all informed consent forms for Clinical Trials conducted by or on behalf of such Party for any Licensed Product shall permit the transfer of clinical data generated in such Clinical Trials to the other Party as contemplated under this Agreement in compliance with Applicable Law; provided that ArriVent acknowledges that Allist’s ability to transfer such data to ArriVent may be subject to approval or consent of governmental authority in the Licensed Territory and Allist shall not be liable to Company if such approval or consent is not granted by the relevant governmental authority despite Allist having used Commercially Reasonable Efforts to obtain such approval or consent. Notwithstanding anything to the contrary herein neither Party shall have any obligation to transfer, share, or grant access to data and other Know-How generated by or on behalf of a Party to the extent prohibited by applicable law. If a Party is prevented or reasonably believes it is prevented by applicable law from transferring, sharing or otherwise granting access to data, information or materials that would otherwise be required to be transferred pursuant to this Agreement, the prevented Party will provide prior reasonable Notice to the other Party, which may be through the CC and reasonably consider the other Party’s position on the issue with a goal toward effectuating the transferring, sharing, or granting of access to such relevant data, information and materials. Each Party shall provide assistance to the prevented Party as reasonably requested regarding obtaining any necessary governmental approval or consent for transfer of the applicable data. Further, to the extent required by applicable law for the sharing of any information, data or results pursuant to this Agreement or the Clinical Collaboration Agreement, the Parties will negotiate and enter into a data processing agreement (“Data Processing Agreement”) in a form satisfying the requirements under applicable law.

4.11Right of Allist to [***]. [***].

4.12Right of ArriVent to [***]. [***].

4.13Safety Data. Notwithstanding the foregoing, each Party shall supply to the other all safety data and any other data or summaries thereof Controlled by such Party and necessary for such Party to comply with its obligations to the relevant Regulatory Agency in its territory, at no additional cost to the receiving Party, including in particular any data and information about adverse effects. As soon as reasonably practicable following the Effective Date, the Parties shall enter into a safety data exchange agreement defining pharmacovigilance responsibilities of the

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Parties including the collection, investigation, reporting and exchange of information concerning any adverse experiences or product quality related to Licensed Compounds and Products.

5	COMMERCIALIZATION AND MANUFACTURE

5.1Commercialization. Allist, itself and/or through its Affiliates or sublicensees, will be solely responsible for performing and will use Commercially Reasonable Efforts to perform, all Commercialization activities including, but not limited to, the marketing, strategy, pricing, promotion, reimbursement, branding, distribution and sale of Products in the Licensed Territory. Without limiting the generality of the foregoing, upon Regulatory Approval of a Licensed Product in a country, Allist shall use Commercially Reasonable Efforts to Commercialize such Licensed Product in such country.

5.2Supply for Clinical Trials. Subject to the terms and conditions of the Clinical Supply Agreement, [***] for the start of the First Joint Global Study. All such supplies shall be manufactured in accordance with current applicable laws, regulations, and good industrial practice in the relevant territory.

5.3Supply for Clinical Trials after the First Joint Global Study. Allist shall source its supply of Licensed Compound or Product [***] for any Clinical Studies following the First Joint Global Study subject to the negotiation and execution of a supply agreement which [***] will negotiate in good faith promptly following the execution of the Agreement. Allist shall also have the right to manufacture the Licensed Compound and Product in the Licensed Territory, either (a) [***], or (b) [***] or (c) [***], through any other CMO or supplier of Allist’s choice. Allist agrees that for Joint Global Studies, Allist shall procure that CMO will use the same Manufacturing process to produce Licensed Compound and Licensed Product for use in such Joint Global Studies.

5.4Site Visits. Allist shall allow ArriVent’s agents reasonably acceptable to Allist to have timely and reasonable access to audit financial records, trial protocols, manufacturing sites, pilot scale manufacturing documents, procedures manuals, and patent documents in each case relating solely to the license to Products granted by ArriVent pursuant to this Agreement to verify compliance with this Agreement. Any such audit shall be conducted no more frequently than [***] per year unless reasonably required more frequently to timely address regulatory issue(s). Any such audit shall be at ArriVent’s sole cost and expense, and shall be subject to reasonable advance Notice.

5.5Product Quality. The Parties will negotiate in good faith one or more definitive agreements with regard to quality matters relating to clinical (GCP), non-clinical (GLP) and manufacturing (GMP) matters (including with respect to the Product) (collectively, the “Quality Agreement”) within [***] ([***]) days after the Effective Date. In the event of a discrepancy between this Agreement and the Quality Agreement, the Quality Agreement shall govern with respect to quality matters and this Agreement shall govern with respect to all other matters.

5.6Product Recall. Allist shall comply with all applicable laws in developing and Commercializing the Products. If by law or voluntarily, Allist commences a recall of any Product, it shall notify ArriVent of the same and provide ArriVent with sufficient details.

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6	FINANCIALS AND REPORTS

6.1Initial Payment. In partial consideration for the license rights granted to Allist, hereunder, Allist shall make a five million Dollars ($5,000,000 ) cash payment to ArriVent as an upfront payment on the Effective Date (“Initial Payment”). This payment shall be non-creditable and non-refundable.

6.2Milestone Payments. In partial consideration for the license rights granted to Allist hereunder, upon achievement of each of the following events (each a “Milestone Event”) (regardless of whether the achievement is made by Allist or any of its sublicensees or further sublicensees), with respect to the first occurrence of such Milestone Event with a Licensed Product, Allist shall pay to ArriVent the corresponding payment (each a “Milestone Payment”) as set out in the table below.

Development Milestone Event	Payment (US$)
1. [***]	$[***]
2. [***]	$[***]
3. [***]	$[***]
4. [***]	$[***]
5. [***]	$[***]
Sales-based Milestone	Payment (US$)
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]

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6.2.1For clarity, each Milestone Payment is payable only once, no Milestone Payment would be payable for subsequent or repeated achievements of the corresponding Milestone Events with respect to one or more of the same or different Licensed Products, and in no event would the total amount of Milestone Payments exceed $75,600,000 in the aggregate.

6.2.2The term “First Indication” in the table above refers to the first Indication of the Licensed Product. The term “Second Indication” in the table above refers to the second Indication of the Licensed Product. For greater clarity, the terms “First Indication” and “Second Indication” used in each milestone above shall not be restricted to be the same indication, and the order of “first” and “second” shall be counted on a milestone by milestone basis. Additionally, a label expansion that adds additional clinical data showing overall survival will not constitute a second or third indication.

6.3Royalty Payments to ArriVent. In consideration for the license rights granted to Allist hereunder, during the Royalty Term, Allist shall pay the following tiered royalties (“Royalties”) on incremental basis to ArriVent equal to a percentage (“Royalty Rate,” as set out below) of Net Sales of all Products in the Licensed Territory. All payments of Royalties shall be non-creditable and non-refundable, without any deduction.

Annual Net Sales in the Licensed Territory ([***] US$)	Royalty Rate
[***]	[***]%
[***]	[***]%
[***]	[***]%

For purposes of determining the Royalty Rate, the “Net Sales in the Licensed Territory” shall be calculated throughout the Licensed Territory regardless of whether any sales are made by Allist or Allist’s sublicensees (and further sublicensees, if applicable) and Allist’s sales agents. For clarity, the reduction of Royalty Rate under Article 6.4 (Royalty Rate Reduction) and/or the termination of the Royalty Term under Article 6.5 (Royalty Term) in any country or with respect to a Licensed Product shall not affect the calculation of Net Sales in any other countries of the Licensed Territory or with respect to such Licensed Product.

6.4Royalty Rate Reduction. The amount of Royalties in relation to the Net Sales in Article 6.3 (Royalty Payments to ArriVent) in a particular country with respect to a particular Product would be:

(a)

reduced by [***] ([***]%) starting from the first day of the first full Calendar Quarter following the date on which no Valid Claim of the ArriVent Patent Rights covers the Product in that country of sale or a generic product of the Product enters into such country; and

(b)

if Allist obtains from a Third Party a license under any Patent right that, absent a license thereunder, would be infringed by the Research, Development, Manufacture, or Commercialization of any Compound or Product in a jurisdiction

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(i.e., a “blocking patent”), to the extent such infringement arises from or relates to the antibody sequences or a linker and/or payload of ARR-002, Allist shall (i) notify ArriVent of such license at least [***] ([***]) days prior to the execution of such license and allow ArriVent to provide feedback regarding same within such period prior to execution of such license, and (ii) have the right to deduct [***] ([***]%) of any royalty or other payment due under such license with the Third Party from the royalty owing to ArriVent for the applicable Product in such jurisdiction under Article 6.3 (Royalty Payments to ArriVent). Notwithstanding the foregoing, in no event shall the reduction permitted in this Article 6.4(b) reduce the payment due to ArriVent with respect to the sale of the applicable Product in such jurisdiction for any calendar quarter by more than [***] ([***]%) of the total payment that would have been payable prior to such reduction.

6.4.1

For clarity, if both Article 6.4(a) and 6.4(b) apply to Net Sales of a Product in a jurisdiction, the Royalty payable to ArriVent shall be calculated by first calculating the amount of Royalty due pursuant to Article 6.3, then applying Article 6.4 (b) by deducting the applicable Third-Party Payments, and after such deduction, then reducing by [***] ([***]%) under Article 6.4(a).

6.4.2	In no event shall the amount of Royalty become negative.

6.5Royalty Term. The payment of Royalty set forth above shall be payable for each Licensed Product on a product-by-product and country-by-country basis from the date of First Commercial Sale of such Licensed Product in such country until the later of:

(a)the expiration of the last Valid Claim of the ArriVent Patent Rights covering the composition or all approved indications of the Product in such country;

(b)the expiration of the applicable period of regulatory-based exclusivity in such country; or

(c)[***] ([***]) years after First Commercial Sale of such Product in such country.

Upon the expiration of the Royalty Term set out in this Article 6.5 (Royalty Term) with respect to each Product in each country, Allist would have an irrevocable, fully-paid, Royalty-free license with respect to such Product in such country with no obligation to continue paying Royalties. For clarity, the obligation to make Milestone Payments will terminate upon the expiration of the Royalty Term for all Products in all countries of the Licensed Territory.

6.6Payment Schedule. Allist shall pay ArriVent according to the schedules set forth in Article 6.7 through 6.9.

6.7Initial Payment. ArriVent shall issue an invoice reflecting the Initial Payment under Article 6.1 (Initial Payment) after the Effective Date. Allist shall initiate the process for settling the Initial Payment within [***] ([***]) Business Days of the receipt of such invoice. The Parties acknowledge that there are several administrative procedures for Allist to proceed before

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it is allowed to remit the payments, which shall therefore be due within [***] ([***]) Business Days after the issuance of invoice.

6.8Milestone Payments. Allist shall provide to ArriVent, within [***] ([***]) Business Days of the achievement of the Milestone Event, a written Notice stating (i) the specific Milestone which has been achieved, with sufficient details; and (ii) the date when such Milestone Event was achieved. ArriVent shall issue an invoice reflecting the corresponding Milestone Payment upon being notified. Allist shall initiate the process for settling the Milestone Payment within [***] ([***]) Business Days of the receipt of such invoice. The Parties acknowledge that there are several administrative procedures for Allist to proceed before it is allowed to remit the payments, which shall therefore be due within [***] ([***]) Business Days after the issuance of invoice.

6.9Royalty Payments. During the Term of this Agreement commencing with the First Commercial Sale of each Licensed Product, Allist shall furnish or cause to be furnished to ArriVent on calendar quarterly basis and within [***] ([***]) days of the end of the applicable calendar quarter , a written report or reports covering the applicable calendar quarter (each such calendar quarter being sometimes referred to herein as a (“Reporting Period”) showing:

(a)gross invoiced sales and the deductions (with a breakdown showing the types of deductions) used to calculate Net Sales of each Product sold by Allist, its Affiliate and its sublicensees during the Reporting Period on a country-by-country basis;

(b)the Royalties, payable in Dollars, which shall have accrued hereunder in respect of such Net Sales;

(c)the exchange rates used, if any, in converting into Dollars, from the currencies in which sales were made;

(d)dispositions of such Product other than those sold for cash; and

(e)any withholding taxes required to be paid from such Royalties.

Allist shall (and shall procure its Affiliates and sublicensees to) keep complete and accurate records of the sale of Products hereunder with respect to which a Royalty is payable according to this Agreement in accordance with Accounting Standards in the market where the Products are sold. ArriVent shall issue an invoice upon the receipt of Allist’s written report. Allist shall settle such invoice within [***] ([***]) Business Days from the date of such invoice.

6.10Responsibility for Payment. Allist shall be responsible for all payments that are due to ArriVent under this Agreement whether or not Allist has been paid by Allist’s sublicensees. Allist shall use Commercially Reasonable Efforts to ensure that its sublicensees and other partners adhere to their obligations so as to enable Allist to comply with its reporting and payment obligations hereunder.

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6.11Mode of Payment. All payments to ArriVent hereunder shall be made by wire transfer of Dollars in the requisite amount to the following ArriVent designated account or any other account which ArriVent notifies Allist in writing.

6.12Currency Exchange. With respect to sales of Product invoiced in a currency other than Dollars, such amounts and the amounts payable hereunder shall be expressed in their Dollar equivalent calculated using the following method. The rate of currency conversion shall be calculated using the average month end “spot rates” during the relevant Reporting Period as published by Bloomberg (or, if not available, those published by Reuters).

6.13Audit. Allist will (and procure its Affiliates, sublicensees, agents, or other partners to) keep complete and accurate books and records in sufficient detail for the purpose of determining all amounts payable hereunder and verifying compliance with its payment obligations under this Agreement. Such books and records shall be retained for [***] ([***]) full Program Years after the end of the Program Year to which such books and records pertain. Upon the prior written request of ArriVent or as required pursuant to the Aarvik License, upon not less than [***] ([***]) days’ prior written Notice, but not more often than [***] each calendar year (unless required pursuant to the Aarvik License), at ArriVent’s expense, Allist shall (and procure its Affiliates, sublicensees, agents, or other partners to) permit an independent public accounting firm of national prominence selected by ArriVent and reasonably acceptable to Allist to have access during normal business hours to those records of Allist, its Affiliates and sublicensees as may be reasonably necessary for the sole purpose of verifying the accuracy of the Net Sales report and Royalty calculation conducted by Allist pursuant to this Agreement, subject in any event to such independent public accounting firm having executed a reasonably acceptable confidentiality agreement with Allist. The foregoing audit right shall not apply to records beyond [***] ([***]) years from the end of the Program Year to which they pertain. The accountant shall report to Allist only whether the particular amount being audited was accurate, and if not, the amount of any discrepancy, and the accountant shall not report any other information to ArriVent. ArriVent shall treat the results of any such accountant’s review of Allist records as Confidential Information of Allist subject to the terms of Article 9 (Confidentiality). If such independent public accounting firm’s report shows any underpayment, Allist shall remit to ArriVent within [***] ([***]) days after Allist’s receipt of such report, (a) the amount of such underpayment and (b) if such underpayment exceeds [***] ([***]%) of the total amount owed for a Program Year then being audited, the reasonable and necessary fees and expenses of such independent public accountant performing the audit.

6.14Interest Due. In case of any delay in undisputed payment by Allist to ArriVent attributable to Allist, interest on the overdue payment shall accrue an annual interest rate, compounded annually, at [***] ([***]%) above the prime rate as reported by Bloomberg (or if not available, that reported by Reuters), as determined for each month on the last Business Day of that month, assessed from the day payment was initially due. The foregoing interest shall be due from Allist subject to a special Notice in this respect being sent to Allist.

6.15Tax Withholding. Notwithstanding anything else in this Agreement, each Party shall solely bear and pay all Taxes imposed on such Party’s net income or gain (in each case, however denominated) arising directly or indirectly from the activities of the Parties under this

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Agreement. The Parties shall use reasonable efforts to cooperate with one another and shall use reasonable efforts to avoid or reduce, to the extent permitted by applicable laws, Tax withholding or similar obligations in respect of Royalties, Milestone Payments, and other payments made by Allist to ArriVent under this Agreement. If withholding Taxes are imposed on any such payment, Allist shall: (a) deduct or withhold such Taxes from the payment made to ArriVent, (b) timely pay such Taxes to the proper taxing authority, and (c) send proof of payment to ArriVent within [***] ([***]) days following such payment. To the extent that amounts are so withheld and paid to the proper taxing authority, such amounts shall be treated for all purposes of this Agreement as having been paid to the persons with respect to whom such amounts were withheld. Each Party shall comply with (or provide the other Party with) any certification, identification or other reporting requirements that may be reasonably necessary in order for Allist to not withhold Tax or to withhold Tax at a reduced rate under an applicable bilateral income tax treaty. Each Party shall provide the other with commercially reasonable assistance to enable the recovery, as permitted by applicable laws, of withholding Taxes or similar obligations resulting from payments made under this Agreement, such recovery to be for the benefit of ArriVent as the Party bearing the cost of such withholding Tax under this Article 6.15.

6.16All amounts due to ArriVent pursuant to this Agreement shall be paid without [***].

7	INTELLECTUAL PROPERTY

7.1Ownership.

7.1.1Results. All ArriVent Results generated in connection with the Exploitation of any Licensed Product conducted by or on behalf of ArriVent and/or in connection with the conduct of any Global Study conducted by or on behalf of ArriVent shall be the sole and exclusive property of ArriVent. All Allist Results generated in connection with the Exploitation of any Licensed Product by or on behalf of Allist or the conduct of any Global Study conducted by or on behalf of Allist shall be the sole and exclusive property of Allist.

7.1.2Ownership of Inventions. Inventorship of Inventions shall be determined by application of US patent laws pertaining to inventorship. Ownership of all Inventions shall be based on inventorship, as determined in accordance with the rules of inventorship under United States patent laws. Each Party shall solely own any Inventions made solely by its or its Affiliates’ employees, agents, or independent contractors (“Sole Inventions”). The Parties shall jointly own any Inventions that are made jointly by employees, agents, or independent contractors of one Party or its Affiliates together with employees, agents or independent contractors of the other Party or its Affiliates (“Joint Inventions”), including as part of the technology transfer under Article 2.5 (Transfer of Documents and Information; Support) and all Patents claiming Joint Inventions shall be referred to herein as “Joint Patents”.

7.1.3Disclosure of Improvements and Sole Inventions Claimed by ArriVent Patent Rights. ArriVent shall promptly disclose to Allist all Improvements (along with Patents claiming such Improvements) and shall promptly respond to reasonable requests from Allist

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for additional information relating to such Improvements. ArriVent shall also promptly disclose to Allist all Sole and Joint Inventions that are claimed by the ArriVent Patent Rights, including any invention disclosures or other similar documents submitted to ArriVent by its employees, agents, or independent contractors describing such Sole Invention (along with Patents claiming such Sole Invention), and permit Allist the right to Exploit such disclosure, and shall promptly respond to reasonable requests from Allist for additional information relating to such Sole Inventions.

7.1.4Disclosure of Allist Results and Improvements. Allist shall promptly disclose to ArriVent all Allist Improvements and all Allist Results, including any Allist Results generated by its employees, agents, or independent contractors and shall promptly respond to reasonable requests from ArriVent for additional information relating to such Allist Results and Allist Improvements.

7.1.5Background IP. Ownership of any and all Know-How and Patent Rights which are developed or acquired before or independent from the performance of this Agreement shall remain with the Party which develops or acquires such Know-How and Patent Rights. Without prejudice to the generality of the foregoing, all right, title, and interest in all ArriVent IP shall be retained by ArriVent throughout this Agreement and afterwards, subject to the License Grant in Article 2.1 (License Grant).

7.1.6Cooperation in Patent Prosecution. Each Party shall provide the other Party with all reasonable assistance and cooperation in the prosecution of Patent Rights covering Inventions in the name of such Party, including providing any necessary powers of attorney and executing any other required documents or instruments for such prosecution.

7.2ArriVent Patent Rights; Joint Patents.

7.2.1Retained Territory. [***] shall have the first right to direct the preparation, filing, prosecution (including any interferences, reissue proceedings and reexaminations) and maintenance of the [***] Patent Rights and the [***] in the [***], and the [***] in the [***], at its sole cost and expense. [***] shall reasonably consult with [***] and keep [***] reasonably informed of the status of such [***] Patent Rights and [***], and shall provide [***], at [***] reasonable request, with (a) all material correspondence received from any patent authority in connection therewith and (b) copies of all files (including without limitation the complete texts of all patents and patent applications and copies of all office actions, office action responses and other official communications received from, or filed with, all relevant patent offices) that relate to the [***]Patent Rights. [***] shall confer with [***] and consider in good faith [***] comments prior to submitting such filings and correspondence, provided that [***] provides such comments within [***] ([***]) days (or a shorter period reasonably designated by [***] if [***] ([***]) days is not practicable given the filing deadline) of receiving the draft filings and correspondence from [***]. To aid [***] in prosecution of such [***] Patent Rights and [***], [***] will provide information, execute and deliver documents, and cooperate with [***] and do other acts as [***] may reasonably request.

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7.2.2Licensed Territory. [***] shall have the first right to direct and control the preparation, filing, prosecution (including any interferences, reissue proceedings and reexaminations) and maintenance of the [***] Patent Rights, other than the [***] Patents, and [***] Patents in the [***] at [***] cost and expense. [***] shall reasonably consult with [***] and keep [***] reasonably informed of the status of such [***] Patent Rights and [***] Patents, and shall provide [***], at [***] reasonable request, with (a) all material correspondence received from any patent authority in connection therewith and (b) copies of all files (including without limitation the complete texts of all patents and patent applications and copies of all office actions, office action responses and other official communications received from, or filed with, all relevant patent offices) that relate to the [***] Patent Rights or [***] Patents in the [***]. [***] shall confer with [***] and consider in good faith [***] comments prior to submitting such filings and correspondence, provided that [***] provides such comments within [***] ([***]) days (or a shorter period reasonably designated by [***] if [***] ([***]) days is not practicable given the filing deadline) of receiving the draft filings and correspondence from [***]. To aid [***] in prosecution of such [***] Patent Rights and [***] Patents, [***] will provide information, execute and deliver documents, and cooperate with [***] and do other acts as [***] may reasonably request. If [***] determines in its sole discretion to abandon or not maintain any [***] Patent Rights or [***] Patents anywhere in the [***], then [***] shall provide reasonable prior written Notice to [***] of such intention (which Notice shall, to the extent possible, be given no later than [***] ([***]) days prior to the last deadline for any action that must be taken with respect to any such Patent in the relevant patent office). In such case, upon [***] written election provided no later than [***] ([***]) days after such Notice from [***], [***] may prosecute and maintain such [***] Patent Rights or [***] Patents, by counsel selected by [***] reasonably acceptable to [***] and shall bear the costs of such prosecution and maintenance. If [***] does not provide such election within [***] ([***]) days after such Notice from [***], [***] may, in its sole discretion discontinue to prosecute and maintain such [***] Patent Rights or [***] Patents without further obligation to [***].

7.3Third-Party Payments. The Parties acknowledge that ArriVent has not performed or is not able to perform any assessment as to whether any patent or other intellectual property rights belonging to a Third Party (“Third Party IP”) in any jurisdiction in the Licensed Territory may be infringed by the Exploitation of the ArriVent IP or Commercialization of the Licensed Products. Allist may perform a freedom-to-operate analysis at its own cost. Should Allist become aware of any of such Third-Party IP, after consulting with ArriVent in good faith, it may seek a license from the Third Party to enable it to Exploit the ArriVent IP and to Commercialize the Licensed Products. Third-Party Payments actually paid to a Third Party may be deducted from royalties payable to ArriVent to the extent set forth in Article 6.4(b).

7.4Patent Term Extensions. Allist will be solely responsible for making all decisions regarding patent term extensions in the Licensed Territory that are applicable to ArriVent Patent Rights, other than Aarvik Patents, or Joint Patent Rights licensed hereunder; provided, that, Allist will reasonably consult with ArriVent with respect to such decisions and implement the reasonable comments and concerns of ArriVent and ArriVent shall reasonably cooperate with Allist in connection with Allist seeking such patent terms extensions.

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7.5Patent Linkage. Allist will be solely responsible for making all decisions required or allowed in the Licensed Territory for listings (e.g., ex-US equivalent of the FDA Purple Book) applicable to ArriVent Patent Rights or Joint Patent Rights licensed hereunder; provided, that, Allist will reasonably consult with ArriVent with respect to such decisions and implement the reasonable comments and concerns of ArriVent and ArriVent shall reasonably cooperate with Allist in connection with such actions. For clarity, Allist’s responsibility and decision making authority with respect to any Aarvik Patents are limited to those granted to ArriVent pursuant to the Aarvik License. Allist will consult with ArriVent with respect to any decision to list any Aarvik Patent to ensure compliance with the Aarvik License.

7.6Data Exclusivity. Allist shall enjoy exclusivity under the Applicable Laws on the experimental data which it generates in the course of research and Development of Licensed Products in the Licensed Territory for the purpose of preventing Third Parties from applying for drug registrations by relying on such experimental data.

8	INFRINGEMENT AND ENFORCEMENT & THIRD PARTY INFRINGEMENT ACTIONS

8.1Infringement of Third Party Patents.

8.1.1If any of the Manufacture, sale, or use of a Licensed Compound or Product pursuant to this Agreement results in, or may result in, any claim, suit or proceeding by a Third Party alleging patent infringement by Allist or ArriVent (or its sublicensees), or by an Affiliate of Allist or ArriVent (“Infringement”), such Party shall promptly notify the other Party hereto via Notice.

8.1.2Allist shall have the first right, but not the obligation, to defend, and take other actions (including to settle) with respect to, any such claim of Infringement in the Licensed Territory (without prejudice to Allist’s obligations under Article 2.3 (Sublicenses), at Allist’s sole discretion, cost, and expense; provided, that, (a) Allist will discuss in good faith and coordinate with ArriVent in connection therewith and Allist will consider in good faith and reasonably address ArriVent’s input and comments with respect thereto and (b) Allist will not, without the consent of ArriVent, enter into any such settlement, consent judgment or other disposition of any action or proceeding that would (i) impose any liability or obligation on ArriVent, (ii) include the grant of any license, covenant or other rights to any Third Party that would conflict with or reduce the scope of the subject matter included under the rights and licenses granted to ArriVent under this Agreement, or (iii) otherwise adversely affect the licenses or other rights granted to Allist hereunder in any respect. Allist shall have the right to be represented in any such action by counsel of its own choice at Allist’s sole cost and expense.

8.1.3If Allist determines not to institute an action or proceeding with respect to a given Infringement or if Allist or its designee fails to defend such Infringement in the Licensed Territory or to file an action to defend such Infringement in the Licensed Territory within [***] ([***]) days after a written request from ArriVent to do so, or if Allist discontinues the defense of any such action after filing without abating such Infringement, then ArriVent shall have the right,

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but not the obligation, to defend, and take other actions (including to settle) with respect to, any such claim of Infringement, at ArriVent’s sole discretion, cost, and expense and shall keep Allist reasonably informed with respect to any such enforcement action; provided, that, ArriVent shall not enter into any settlement admitting the invalidity of, or otherwise impairing, any ArriVent Patent Rights without the prior written consent of Allist, which consent shall not be unreasonably withheld, delayed or conditioned.

8.1.4The Party defending the Third-Party claim will keep the other Party hereto reasonably informed of all material developments in connection with any such claim, suit or proceeding.

8.2	Enforcement Actions.

8.2.1If either Allist or ArriVent becomes aware of any infringement or threatened infringement by a Third Party of any Allist Patent or Joint Patent, it will promptly notify the other Party in writing to that effect. Any such Notice shall include evidence to support an allegation of infringement or threatened infringement, or declaratory judgment or equivalent action, by such Third Party.

8.2.2Allist shall have the first right, as between Allist and ArriVent, but not the obligation, to bring an appropriate suit or take other action against any person or entity engaged in, or to defend against, an infringement of any ArriVent Patent other than any Aarvik Patent, or Joint Patent in the Licensed Territory (each, an “Infringement Response”), at Allist’s sole cost and expense and entirely under Allist’s own direction and control, including the right to select counsel of its own choice and the right to settle such action; provided, that: (a) Allist shall keep ArriVent reasonably informed about such Infringement Response, and ArriVent shall reasonably cooperate with Allist in connection with such Infringement Response; and (b) Allist shall not take any position with respect to, or compromise or settle, any such infringement in any way that would be reasonably likely to adversely affect the scope, validity or enforceability of any ArriVent Patent Rights or Joint Patents in the Licensed Territory without the prior consent of ArriVent, which consent shall not be unreasonably withheld, delayed or conditioned. ArriVent may, at its own expense, be represented in any such action, and ArriVent and its counsel will reasonably cooperate with Allist and its counsel in strategizing, preparing, and prosecuting any such action or proceeding. If Allist fails to bring an Infringement Response with respect to such ArriVent Patent within: (i) [***] ([***]) days following the notice of alleged infringement or declaratory judgment or (ii) [***] ([***]) days before the time limit, if any, set forth in the appropriate laws and regulations for the filing of such actions, whichever comes first, ArriVent shall have the right, but not the obligation, to bring and control any such action at its own expense and by counsel of its own choice, and Allist may, at its own expense, be represented in any such action by counsel of its own choice.

8.2.3At Allist’s request, ArriVent will use reasonable efforts to exercise its rights in the Licensed Territory pursuant to the Aarvik License to enforce any Aarvik Patent included in the ArriVent Patents as directed by Allist (subject to the limitations set forth in Article 8.2.2 above)

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and at Allist’s sole cost and expense. For clarity, for any enforcement action taken pursuant to this Article 8.2.3, Allist will reimburse ArriVent for its costs and expenses (including any employee time at an agreed upon FTE rate) on a periodic basis from the date of Allist’s request, and not retroactively from the proceeds of any recovery. Allist may be represented by its own counsel at its expense in connection with any enforcement pursuant to this Article 8.2.3.

8.2.4In any action undertaken by Allist or ArriVent under Article 8.2 (Enforcement Actions) any damages or other recovery, including compensatory and other non-compensatory damages or recovery actually received from a Third Party, shall first be used to reimburse the Parties for their respective costs and expenses incurred in connection with such action. To the extent that such damages relate to loss suffered by ArriVent or Allist as a result of such Third-Party infringement, said remaining damages or other recovery shall be treated as Net Sales and Allist shall pay ArriVent the applicable Royalty on such Net Sales and retain the balance.

8.2.5Allist will have the sole right, but not the obligation, to enforce and defend the Joint Patents in the Licensed Territory. To facilitate a coordinated strategy with respect to the Joint Patents, ArriVent will discuss in good faith and coordinate with Allist in connection therewith and Allist will consider in good faith and reasonably address ArriVent’s input and comments with respect thereto.

9	CONFIDENTIALITY

9.1Non-disclosure and Exceptions. Each Receiving Party which receives the Confidential Information of the Disclosing Party pursuant to this Agreement shall: (a) maintain in confidence such Confidential Information using not less than the efforts that such Receiving Party uses to maintain in confidence its own proprietary information of similar kind and value, but in no event less than a reasonable degree of efforts; (b) not disclose such Confidential Information to any Third Party without first obtaining the prior written consent of the Disclosing Party, except for disclosures expressly permitted pursuant to this Article 9 (Confidentiality); and (c) not use such Confidential Information for any purpose except those permitted under this Agreement, including, in the case of each Party, the exercise of the rights and licenses granted to such Party hereunder. Neither Receiving Party shall publish or disclose to any Third Party, including its independent contractors, any Confidential Information of the Disclosing Party without the advance execution of a binding confidentiality agreement between the Third Party and the disclosing Party. Neither Receiving Party shall disclose to any Third Party or use for any purpose other than pursuant to this Agreement any Confidential Information of the Disclosing Party, unless such Party can demonstrate that such information:

(i)	was known to the Receiving Party or to the public prior to disclosure by the disclosing Party under this Agreement, as shown by written records;
(ii)	becomes known to the public from a source other than the Receiving Party, without any breach by the Receiving Party of its obligations hereunder;

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(iii)	is disclosed to the Receiving Party on a non-confidential basis by a Third Party having a legal right to make such disclosure; or
(iv)

is independently developed by the receiving Party not having access to the disclosing Party’s information as evidenced by written records, without reference to or reliance upon the Disclosing Party’s Confidential Information.

9.2Survival. Such obligations of confidentiality and non-use shall survive expiration or termination of this Agreement for a period of [***] ([***]) years from the date of such termination or expiration.

9.3Authorized Disclosure. Each Party may disclose Confidential Information belonging to the other Party to the extent such disclosure is reasonably necessary in the following instances:

(a)filings submitted to a Regulatory Agency to the extent necessary for obtaining marketing approvals of a Licensed Product in the Field; provided, however, that reasonable measures shall be taken to ensure confidential treatment of such information to the extent practicable and consistent with applicable law;

(b)prosecuting or defending litigation;

(c)complying with applicable governmental regulations;

(d)as necessary in order for each Party to exercise its rights (including subcontracting) under this Agreement;

(e)conducting pre-clinical or Clinical Trials of the Products;

(f)disclosure on a “need to know” basis to Affiliates, sublicensees, employees, consultants, or agents who agree to be bound by similar terms of confidentiality and non-use at least equivalent in scope to those set forth in this Article 9 (Confidentiality);

(g)to actual or potential investors, investment bankers, lenders, other financing sources, or acquirors (and attorneys and independent accountants thereof) in connection with potential investment, acquisition, collaboration, merger, public offering, due diligence or similar investigations by such Third Parties or in confidential financing documents, except that, in each case, that any such Third Party agrees to be bound by terms of confidentiality and non-use (or, in the case of the Receiving Party’s attorneys and independent accountants, such Third Party is obligated by applicable professional or ethical obligations) that are no less stringent than those contained in this Agreement (except to the extent that a shorter confidentiality period is customary in the industry); and

(h)such disclosure is required by court order, judicial or administrative process, applicable law, or an order from the exchange where the Party is listed, except that, in such event, the Receiving Party shall promptly inform the Disclosing Party of such required disclosure and provide the Disclosing Party an opportunity to challenge or limit the

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disclosure obligations. Confidential Information that is disclosed as required by court order, judicial or administrative process or applicable law shall remain otherwise subject to the confidentiality and non-use provisions of this Article 9 (Confidentiality) and the Receiving Party shall take all steps reasonably necessary, including seeking of confidential treatment or a protective order, to ensure the continued confidential treatment of such Confidential Information.

9.4A Party may disclose this Agreement and its terms, and material developments or material information generated under this Agreement, in securities filings with the US Securities and Exchange Commission (“SEC”) (or equivalent foreign agency) to the extent required by applicable law after complying with the procedure set forth in this Article 9.4. To the extent applicable, the Party seeking to make such disclosure will (a) prepare a draft confidential treatment request and a redacted version of this Agreement to request confidential treatment for this Agreement, which redacted version will be provided to the other Party reasonably in advance of such filing or other disclosure; (b) give the other Party a reasonable time under the circumstances to comment upon such disclosure; and (c) in good faith consider incorporating any such comments of the other Party. The Party seeking such disclosure shall exercise commercially reasonable efforts to obtain confidential treatment of this Agreement from the SEC as represented by such redacted version provided to the other Party. Further, each Party acknowledges that the other Party may be legally required, or may be required by the listing rules of any exchange on which the other Party’s or its Affiliate’s securities are traded, to make public disclosures (including in filings with the SEC or other agency) of certain material developments or material information generated under this Agreement and agrees that each Party may make such disclosures as required by law or such listing rules, except that the Party seeking such disclosure shall provide the other Party with a copy of the proposed text of such disclosure sufficiently in advance of the scheduled release to afford such other Party a reasonable opportunity to review and comment thereon.

10	INDEMNIFICATION

10.1Liabilities; Indemnification by Allist. Except to the extent such liability is caused by the negligence or willful misconduct of ArriVent, Allist will at all times during the Term defend, indemnify and hold ArriVent and its directors, officers, employees and contractors harmless from and against any and all losses, claims, suits, proceedings, expenses, recoveries and damages, including reasonable legal expenses and costs including attorneys’ fees, arising out of any claim by any Third Party, including Regulatory Agencies, relating to the Product(s) in the Field in the Licensed Territory or any aspect of Allist’s performance in connection with this Agreement, to the extent such liability results or arises from:

(a)Allist’s breach of its obligations under this Agreement;

(b)the gross negligence or willful misconduct of Allist or its Affiliates, sublicensees, directors, officers, employees or contractors in their performance hereunder;

(c)any material breach by Allist of any of its covenants, representations or warranties set forth in this Agreement;

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(d)the conduct by or on behalf of Allist of any Global Studies in the Licensed Territory; or

(e)any use of ArriVent IP outside the scope of License Grant.

10.2Indemnification by ArriVent. Except to the extent such liability is caused by the negligence or willful misconduct of Allist, ArriVent shall at all times during the Term indemnify, defend and hold Allist and its directors, officers, employees and contractors harmless from and against any and all losses, claims, suits, proceedings, expenses, recoveries and damages, including attorneys’ fees, arising out of any claim by any Third Party, including Regulatory Agencies, in connection with this Agreement to the extent such liability results or arises from:

(a)ArriVent’s breach of its obligations under this Agreement;

(b)the gross negligence or willful misconduct of ArriVent or its Affiliates, directors, officers, employees or contractors in their performance hereunder;

(c)any material breach by ArriVent of any of its covenants, representations or warranties set forth in this Agreement;

(d)the conduct by or on behalf of ArriVent of any Global Studies in the Retained Territory.

10.3If either Party is seeking to enforce its rights under Articles 10.1 (Liabilities; Indemnification by Allist) or 10.2 (Indemnification by ArriVent) (“Indemnified Party”), such Indemnified Party shall inform the other Party (“Indemnifying Party”) of the claim giving rise to the obligation to indemnify pursuant to such Article as soon as reasonably practicable after receiving notice of the claim, but not later than [***] ([***]) days after receiving notice of the claim. The Indemnifying Party may assume the defense of any such claim for which it is obligated to indemnify the Indemnified Party. The Indemnified Party shall cooperate with the Indemnifying Party and the Indemnifying Party’s insurer as the Indemnifying Party may reasonably request, and at the Indemnifying Party’s cost and expense. The Indemnified Party may participate, at its own expense and with counsel of its choice, in the defense of any claim or suit that has been assumed by the Indemnifying Party. Neither Party shall have the obligation to indemnify the other Party in connection with any settlement made without such Party’s written consent, which consent shall not be unreasonably conditioned, withheld, or delayed; provided, however, that the Indemnifying Party shall not be required to obtain such consent if the settlement: (a) involves only the payment of money and shall not result in the Indemnified Party becoming subject to injunctive or other similar type of relief; (b) does not require an admission by the Indemnified Party; and (c) does not adversely affect the rights or licenses granted to the Indemnified Party under this Agreement. If the Parties do not agree as to the application of Article 10.1 (Liabilities; Indemnification by Allist) or Article 10.2 (Indemnification by ArriVent) as to any claim, the Parties may conduct separate defenses of such claim, with each Party retaining the right to Claim indemnification from the other Party in accordance with Article 10.1 (Liabilities; Indemnification by Allist) or Article 10.2 (Indemnification by ArriVent) upon resolution of the underlying claim.

11	REPRESENTATIONS AND WARRANTIES

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11.1Representations and Warranties of the Parties to Each Other. Each Party represents and warrants to the other that, as of the Effective Date: (a) it is duly organized and validly existing under the laws of its jurisdiction of incorporation or formation, and has full corporate or other power and authority to enter into this Agreement and to carry out the provisions hereof; (b) it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the person or persons executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate or other action; and (c) this Agreement is legally binding upon it, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, or similar laws affecting the rights of creditors generally and equitable principles, and does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

11.2ArriVent’s Representations and Warranties to Allist. ArriVent represents, warrants and covenants, as applicable, to Allist that, as of the Effective Date:

(a)ArriVent is the sole and exclusive owner or licensee of the ArriVent Patent Rights and ArriVent Know How, and ArriVent has not previously assigned, transferred, conveyed or otherwise encumbered its right, title and interest in such ArriVent Patent Rights or ArriVent Know How in a manner that would prevent ArriVent from granting Allist an exclusive license under such ArriVent Patent Rights and ArriVent Know How to Exploit Licensed Products in the Licensed Territory;

(b)ArriVent does not own (either solely or jointly) or Control any Patents that contain any claims that cover Licensed Products and that are not included as part of the ArriVent Patent Rights;

(c)to ArriVent’s knowledge, ArriVent does not own (either solely or jointly) or Control any Know-How that is necessary or reasonably useful to Exploit Licensed Products in the Licensed Territory other than the ArriVent Know-How;

(d)to ArriVent’s knowledge, other than the Aarvik Therapeutics, Inc., there are no Third Parties that are practicing any Patents in the Licensed Territory that contain any claims that cover or claim Licensed Products; provided, that, both Parties acknowledge that the representations made above are based on ArriVent’s actual knowledge without performing any freedom-to-operate analysis;

(e)to ArriVent’s knowledge, all Patents listed on Exhibit A (i) are: (A) subsisting and are not invalid or unenforceable, in whole or in part; and (B) free of any encumbrance, lien or claim of ownership by any Third Party; and (ii) have been prosecuted, filed and maintained in accordance with applicable law and all applicable fees have been paid on or before the due date for payment;

(f)ArriVent has not received any written notice from a Third Party that any product: (i) that is claimed by the ArriVent Patent Rights has infringed any Patents of any Third Party; or (ii) was derived from any ArriVent IP that was misappropriated from any

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Third Party, and ArriVent has no knowledge of any imminent threat from a Third Party of such infringement or misappropriation;

(g)ArriVent has not received any written notice from a Third Party challenging the inventorship or ownership of any ArriVent IP; no claim or action has been brought or, to ArriVent’s Knowledge, threatened in writing by any Third Party alleging that the ArriVent Patent Rights owned by ArriVent are invalid or unenforceable, and no ArriVent Patent owned by ArriVent is, as of the Effective Date, the subject of any interference, derivation, opposition, cancellation or other protest proceeding;

(h)to ArriVent’s actual knowledge, no claim or action has been brought or threatened in writing by any Third Party alleging that the Aarvik Patents are invalid or unenforceable, and to ArriVent’s actual knowledge, no Aarvik Patent is, as of the Effective Date, the subject of any interference, derivation, opposition, cancellation or other protest proceeding;

(i)to ArriVent’s actual knowledge, no claim or action has been brought or threatened in writing by that seeks to revoke or terminate the Aarvik License Agreement;

(j)to ArriVent’s actual knowledge, no Third Party is infringing or misappropriating any of the ArriVent IP; and

(k)to ArriVent’s knowledge, it has provided Allist with or made available to Allist true, accurate and complete information, reports and data Controlled by ArriVent concerning all scientific studies and human Clinical Trials relating to any compound covered by the ArriVent Patent Rights.

11.3Warranty and Disclaimer Concerning Intellectual Property.

11.3.1As of the Effective Date of this Agreement, neither Party has received any written notice from any Third Party prior to the Effective Date asserting or alleging that any Manufacture, research, or development by the relevant Party of any Product or use of ArriVent IP licensed to Allist by ArriVent as of the Effective Date infringed or misappropriated the intellectual property rights of such Third Party.

11.3.2As of the Effective Date of the Agreement, ArriVent has not received any written notice from any Third Party prior to the Effective Date asserting or alleging that the Manufacturing, research or development of any Product licensed to Allist by ArriVent as of the Effective Date infringed, is subject to a royalty or payment, or misappropriated the intellectual property rights of such Third Party.

11.3.3As of the Effective Date of the Agreement, to ArriVent’s knowledge, there is no pending or threatened actions, suits or proceedings against ArriVent involving the ArriVent IP.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

11.3.4Without limiting the generality of the foregoing, each Party expressly does not warrant (a) the success of any research or development activities commenced under the Product Development Plan or (b) the safety or usefulness for any purpose of the technology it provides hereunder.

11.3.5Each Party hereby disclaims any implied or express warranties except as expressly stated herein.

11.4Limitations on Liabilities. Notwithstanding anything to the contrary in this Agreement, except for the breach of Articles 2.1 (License Grant), 2.2 (Rights Retained), 2.3 (Sublicenses), 2.4 ([***]) 2.6 (Aarvik License), 4.10 (Data Exchange Compliance), and 9 (Confidentiality) in no event shall one Party be liable to the other Party for any incidental, indirect, exemplary, special, or consequential damages whatsoever (including, but not limited to, lost profits, loss of goodwill, or interruption of business) that may be suffered or incurred by such other Party. For the sake of clarity, lost profits do not encompass payments accrued or payable by one Party to the other.

11.5Insurance. Each Party, at its own expense, shall maintain product liability and other appropriate insurance (or self-insure) in an amount consistent with sound business practice in the Licensed Territory and Retained Territory respectively, and reasonable in light of its obligations under this Agreement during the Term. Each Party shall provide a certificate of insurance (or evidence of self-insurance) evidencing such coverage to the other Party upon request.

12	TERM AND TERMINATION

12.1Term. This Agreement shall commence on the Effective Date and, unless otherwise earlier terminated according to Articles 12.2 (Termination by Allist for Convenience), 12.3 (Termination for Cause) or 12.4 (Termination for Bankruptcy), shall remain in effect until the expiration of the Royalty Term according to Article 6.5 (Royalty Term) for all Licensed Products in all countries of the Licensed Territory, subject to the surviving provisions as set forth herein. Upon the expiration (but not early termination) of the Royalty Term for such Licensed Product, the licenses granted to Allist shall continue in effect, as non-exclusive, fully paid-up, Royalty-free, transferable, perpetual and irrevocable, with the right to grant sublicenses through multiple tiers, with respect to such Licensed Product in the Licensed Territory.

12.2Termination by Allist for Convenience. At any time, Allist may terminate this Agreement, at its sole discretion and at-will, in its entirety or on a Licensed Product-by-Licensed Product and country- by-country (jurisdiction-by-jurisdiction) basis, by providing written Notice of termination to ArriVent, which Notice includes an effective date of termination at least [***] ([***]) days after the date of the Notice.

12.3Termination for Cause. If a Party is in material breach of its obligations hereunder, then the non-breaching Party may deliver Notice of such breach to the Party. The allegedly breaching Party shall have [***] ([***]) days to cure such breach from the receipt of the Notice, except that, if such breach is capable of being cured but is not cured within such [***]-day period, the breaching Party may cure such breach during an additional period as is reasonable in the

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circumstances not to exceed [***] ([***]) days by initiating actions to cure such breach during such initial [***]-day period and using Commercially Reasonable Efforts to pursue such actions. If the allegedly breaching Party fails to cure that breach within the applicable period set forth above, then the Party originally delivering the Notice of breach may terminate this Agreement on written Notice of termination. Any right to terminate this Agreement under this Article 12.3 (Termination for Cause) shall be stayed and the applicable cure period tolled if, during such cure period, the Party alleged to have been in material breach shall have initiated dispute resolution in accordance with Article 13 with respect to the alleged breach, which stay and tolling shall continue until such dispute has been resolved in accordance with Article 13 (Dispute Resolution). If a Party is determined to be in material breach of this Agreement, the other Party may terminate this Agreement if the breaching Party fails to cure the breach within the balance of the [***] ([***]) day cure period after the conclusion of the dispute resolution procedure.

12.4Termination for Bankruptcy.

12.4.1Either Party hereto shall have the right to terminate this Agreement forthwith by written Notice to the other Party (a) if the other Party is declared insolvent or bankrupt by a court of competent jurisdiction, (b) if a voluntary or involuntary petition in bankruptcy is filed in any court of competent jurisdiction against the other Party and such petition is not dismissed within [***] ([***]) days after filing, or (c) if the other Party shall make or execute an assignment of substantially all of its assets for the benefit of creditors (each, an “Insolvency Event”).

12.4.2Section 365(n) of the Bankruptcy Code. The licenses granted pursuant to Articles 2.1 (License Grant) are, for all purposes of Section 365(n) of Title 11 of the United States Code, as amended (“Bankruptcy Code”), licenses of rights to “intellectual property” as defined in the Bankruptcy Code. Upon the occurrence of any Insolvency Event with respect to ArriVent, the Parties agree that Allist, as licensee of such licenses under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code with respect to such licenses. Without limiting the generality of the foregoing, Allist and ArriVent intend and agree that any sale of ArriVent’s assets under Section 363 of the Bankruptcy Code shall be subject to Allist’s rights under Section 365(n) of the Bankruptcy Code, that Allist cannot be compelled to accept a money satisfaction of its interests in the intellectual property licensed pursuant to this Agreement, and that any such sale therefore may not be made to a purchaser “free and clear” of Allist’s rights under this Agreement and Section 365(n) of the Bankruptcy Code without the express, contemporaneous consent of Allist. Allist and ArriVent acknowledge and agree that “embodiments” of intellectual property within the meaning of Section 365(n) include laboratory notebooks, cell lines, vectors, reagents, assays, product samples and inventory, research studies and data, Regulatory Filings and Regulatory Approvals. If a case under the Bankruptcy Code is commenced by or against ArriVent, this Agreement is rejected as provided in the Bankruptcy Code, and Allist elects to retain its rights hereunder as provided in Section 365(n) of the Bankruptcy Code, ArriVent (in any capacity, including debtor-in-possession) and its successors and assigns (including a trustee) shall: provide to Allist all such intellectual property (including all embodiments thereof) held by ArriVent and such successors and assigns, or otherwise available to them, upon the Allist’s written request.

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12.5Effect of Termination by ArriVent or Allist. Subject always to the provisions of Article 12.10 (Survival Obligations), in the event of termination this Agreement by ArriVent under Article 12.3 (Termination for Cause) or 12.4 (Termination for Bankruptcy) or by Allist under Article 12.2 (Termination by Allist for Convenience):

(a)except if prohibited pursuant to the Aarvik License, Allist may, at its discretion, continue to distribute and sell Licensed Products in the Licensed Territory, in accordance with the terms and conditions of this Agreement, for a period reasonably sufficient for it to sell off all amounts of Licensed Product in its inventory not to exceed [***] ([***]) months from the effective date of such termination (the “Wind-Down Period”); provided, that, during the Wind-Down Period, Allist shall continue to make any and all applicable payments to ArriVent for the Licensed Product sold or disposed by Allist;

(b)all rights to ArriVent IP licensed herein shall revert to ArriVent, and all licenses granted herein by ArriVent to Allist shall terminate;

(c)Allist shall, at its own expense, promptly provide ArriVent with all Allist Results, including data and results that are reasonably necessary for the development, Manufacture and Commercialization of Licensed Products or Licensed Compounds;

(d)Allist will, at its own expense, promptly assign or transfer to ArriVent or its designee, at ArriVent’s request, all Regulatory Filings with Regulatory Agencies concerning Licensed Products, including, without limitation, Regulatory Approvals and applications therefor.

(e)Allist shall assign and promptly transfer to ArriVent or its Affiliates, as requested by ArriVent, any trademarks and product domain names associated solely with any Product at reasonable cost if ArriVent so requests.

12.6Effect of Termination by Allist. Subject always to the provisions of Article 12.10 (Survival of Obligations), in the event of termination by Allist under Article 12.3 (Termination for Cause), Allist may, at its discretion, select either to (a) terminate this Agreement and to discontinue using the Licensed Products and Licensed Compounds; or (b) have this Agreement continue in full force and effect, subject to Allist’s continued compliance with all of the terms and conditions of this Agreement, including, for clarity, the payment of all consideration (including all Milestone Payments and royalties) due and payable to ArriVent under and in accordance with Article 6 (Financials and Reports); provided, that, the Royalty Rate shall be reduced to the following for the remainder of the Royalty Term and the deductions set forth in Article 6.4 (Royalty Rate Reduction) will apply:

Annual Net Sales in the Licensed Territory ([***] US$)	Royalty Rate
[***]	[***]%
[***]	[***]%

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[***]	[***]%

12.7Prior Payment. The expiration or earlier termination of this Agreement does not affect any payment which Allist has already made under this Agreement.

12.8No Waiver. The right of a Party to terminate this Agreement, as provided in this Article 12 (Term and Termination), shall not be affected in any way by its waiver or failure to take action with respect to any prior default.

12.9Return of Confidential Information. Except as otherwise provided herein, upon termination of this Agreement, all remaining records and materials in its possession or control containing the other Party’s Confidential Information and to which the former Party does not retain rights hereunder, shall promptly be returned or destroyed, at the election of the Party owning the Confidential Information. Notwithstanding the foregoing, one copy of such records may be retained by legal counsel for the former Party.

12.10Survival of Obligations. The termination or expiration of this Agreement shall not relieve the Parties of any obligations accruing prior to such termination, and any such termination shall be without prejudice to the rights of either Party against the other Party. Articles 2.4 ([***]), 6.13 (Audit), 6.14 (Interest Due), 6.15 (Tax Withholding), 7.1 (Ownership), 9 (Confidentiality), 10 (Indemnification) 11.4 (Limitations on Liabilities), 11.5 (Insurance), 12.5 (Effect of Termination by ArriVent or Allist),12.6 (Effect of Termination by Allist), 12.7 (Prior Payment), 12.8 (No Waiver), 12.10 (Survival of Obligations) and 13 (Dispute Resolution) shall survive any termination of this Agreement.

12.11Termination Not Sole Remedy. Termination is not the sole remedy under this Agreement and, whether or not termination is effected all other remedies will remain available except as agreed to otherwise herein.

13	DISPUTE RESOLUTION

13.1Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, USA without referring to the rules of conflict in laws.

13.2Amicable Negotiations and Arbitration.

13.2.1The Parties agree that the procedures set forth in this Article 13.2 (Amicable Negotiations and Arbitration) shall be the exclusive mechanism for resolving any dispute (whether in contract, tort or otherwise), controversy, or claim between the Parties arising out of or in connection with this Agreement, any Party’s rights or obligations under this Agreement, breach of this Agreement, or the transactions contemplated by this Agreement (each, a “Dispute”).

13.2.2Any Dispute shall be resolved by final and binding arbitration before a panel of three (3) arbitrators in accordance with the rules of Conciliation and Arbitration of the International Chamber of Commerce (the “ICC”). Such arbitration shall be held in the

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English language in London, England. In any such arbitration, (a) the panel will be comprised of one arbitrator chosen by ArriVent, one by Allist and the third, who shall act as the chairman of the panel, by the two co-arbitrators; and (b) if either Party fails or both Parties fail to choose an arbitrator or arbitrators within [***] ([***]) days after receiving notice of commencement of arbitration or if the two arbitrators fail to choose a third arbitrator within [***] ([***]) days after their appointment, then either or both Parties shall immediately request that the ICC select the remaining number of arbitrators to be selected, which arbitrator(s) shall have the requisite scientific background, experience and expertise. The language of the arbitration shall be English. Either Party may apply to the arbitrators for interim injunctive relief until the arbitration decision is rendered or the Dispute is otherwise resolved. The arbitrators shall have no authority to award punitive or any other type of damages not measured by a Party’s compensatory damages. The award of the arbitrators shall be final and binding on the Parties (except for those remedies expressly set forth in this Agreement). The award rendered by the arbitrators may be entered and enforced in any court having jurisdiction thereof. Each Party shall bear its own costs and expenses and attorneys’ fees in connection with any such arbitration; provided, that, the arbitrators shall be authorized to determine whether a Party is the prevailing Party, and if so, to award to the prevailing Party reimbursement for its reasonable attorneys’ fees, costs and expenses (including, for example, expert witness fees and expenses, photocopy charges and travel expenses). The arbitration shall be confidential. Except as may be required by applicable law or as necessary to pursue a legal right, neither Party nor any arbitrator may disclose the existence, content or results of any arbitration without the prior written consent of both Parties.

13.2.3Notwithstanding the provisions of this Article 13.2 (Amicable Negotiations and Arbitration), either Party may, without waiving any remedy under this Agreement, seek from any court having jurisdiction any equitable relief, including any injunctive or provisional relief and specific performance to protect the rights or property of that Party. Such remedies shall not be deemed to be the exclusive remedies for a breach of this Agreement but shall be in addition to all other remedies available at law or in equity. In addition, notwithstanding the provisions of this Article 13.2 (Amicable Negotiations and Arbitration), either Party may bring an action in any court having jurisdiction to enforce an award rendered pursuant to this Article 13.2 (Amicable Negotiations and Arbitration).

13.2.4Unless otherwise agreed by the Parties, Disputes relating to Patents and non-disclosure, non-use and maintenance of Confidential Information shall not be subject to arbitration and shall be submitted to a court of competent jurisdiction.

13.2.5Until final resolution of the dispute through judicial determination: (a) this Agreement shall remain in full force and effect; and (b) the time periods for cure as to any termination shall be tolled. The Parties further agree that any payments made pursuant to this Agreement pending resolution of the Dispute shall be refunded if a court determines that such payments are not due.

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14	MISCELLANEOUS

14.1Separate Entities / Disclaimer of Agency. Allist and ArriVent are and will remain separate independent entities. This Agreement will not constitute, create or otherwise imply a joint venture, partnership or formal business organization of any kind. Each Party to this Agreement will act as an independent contractor and not as an agent or legal representative of the other. Neither Party will have the right or authority to assume, create or incur any Third-Party liability or obligation of any kind, express or implied, against or in the name of or on behalf of the other Party except as expressly set forth in this Agreement.

14.2Press Releases and Disclosures. The Parties shall jointly agree to the content and timing of all external communications with respect to this Agreement (including, without limitation, press releases, Q&As, and the content and wording for of any listing of any Joint Global Study required to be listed on a public database or other public registry such as www.clinicaltrials.gov). For clarity, if either Party terminates this Agreement, the Parties shall mutually agree upon any external communication related to such termination, which shall not include the rationale for such termination unless (and to the extent) mutually agreed by the Parties; provided that either Party shall be permitted to publicly disclose information that such Party determines in good faith is necessary to be disclosed to comply with applicable law or the rules or regulations of any securities exchange on which such Party’s stock may be listed, or pursuant to an order of a court or governmental entity.

14.3Publications. Allist and ArriVent agree to collaborate to publicly disclose, publish or present: (a) top-line result from each Global Study, limited if possible to avoid jeopardizing the future publication of the Study data at a scientific conference or in a scientific journal, solely for the purpose of disclosing, as soon as reasonably practicable, the safety or efficacy results and conclusions that are material to any Party under applicable securities laws, and (b) the conclusions and outcomes (the “Results”) of each Global Study at a scientific conference as soon as reasonably practicable following the completion of such Global Study, subject in the case of 14.3(b) to the following terms and conditions. Further, except as required by applicable law, Allist will not publish any papers or make any oral presentations or otherwise disclose publicly (each a “Publication”) any information related to the Licensed Compound or Product without ArriVent’s prior written consent. The Party proposing a Publication shall deliver to each other Party a copy of the proposed Publication at least [***] ([***]) days before submission to a Third Party. Upon request, Allist will delay the Publication for such reasonable period, not to exceed an additional [***] ([***]) days, to permit the filing of patent applications.

14.4Publicity. Until the later of First Commercial Sale by Allist of the first Product, or public announcement by a Regulatory Agency of its approval of such Product for commercial sale, neither Party will disclose to the public, any information about this Agreement, including its existence, without the prior written consent of the other Party, which decision regarding consent will be communicated no later than [***] ([***]) Business Days from the date of receipt of the request, except where required for local fiscal reporting laws, filing regulations or stock exchange rules relating to the Party or any Affiliate of the Party. Furthermore, neither Party shall use in advertising, publicity nor otherwise the name or any trademark of the other Party without prior written consent.

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14.5Force Majeure. If either Party is affected by any extraordinary, unexpected and unavoidable event, including, without limitation, acts of God, floods, fires, riots, terrorism, war, accidents, labor disturbances, breakdown of plant or equipment, lack or failure of transportation facilities, unavailability of equipment, sources of supply or labor, raw materials, power or supplies, infectious diseases of animals, or by the reason of any law, order, proclamation, regulation, ordinance, demand or requirement of the relevant government or any sub-division, authority or representative thereof (provided that in all such cases the Party claiming relief on account of such event can demonstrate that such event was extraordinary, unexpected and unavoidable by the exercise of reasonable care) (“Force Majeure”), it will as soon as reasonably practicable serve Notice on the other Party of the nature and extent thereof and take all reasonable steps to overcome the Force Majeure and to minimize the loss occasioned to that other Party. Neither Party will be deemed to be in breach of this Agreement or otherwise be liable to the other Party by reason of any delay in performance or nonperformance of any of its obligations hereunder to the extent that such delay and nonperformance is due to any Force Majeure of which it has notified the other Party and the time for performance of that obligation will be extended accordingly. Notwithstanding the foregoing sentence, should the Force Majeure continue for more than [***] ([***]) months, then the other Party shall have the right to terminate this Agreement immediately upon Notice of termination delivered to the affected Party.

14.6Assignment. This Agreement may not be assigned or otherwise transferred by either Party without the prior written consent of the other Party, which consent shall not be unreasonably withheld, delayed or conditioned; provided, however, that each of the Parties may, without such consent, assign its rights and obligations hereunder to any of its Affiliates or in connection with the transfer or sale of all or substantially all of the portion of its business to which this Agreement relates, or in the event of its merger or consolidation or change in control or similar transaction. Any permitted assignee will assume all obligations of its assignor under this Agreement in writing prior to the assignment. Any purported assignment in violation of the preceding sentences will be void.

14.7Notices. Any consent, notice or report required or permitted to be given or made under this Agreement by one of the Parties hereto to the other Party (a “Notice”) will be delivered in writing by one of the following means: delivered personally; sent via e-mail with express confirmation from the addressee of its receipt; by facsimile (and promptly confirmed by personal delivery or courier); by a reputable, commercial courier; and addressed to such other Party at its address indicated below, or to such other address as the addressee will have last furnished in writing to the addressor and will be effective upon receipt by the addressee. Such Notices will be effective within [***] ([***]) Business Days of the postmark or transmittal date or when delivered to the addressee, whichever is earlier.

If to Allist:

Shanghai Allist Pharmaceuticals Co.

No. 268 Lingxiaohua Road

Pudong New District

Shanghai, China

Attention: Jie Hu, Executive Board Director / Executive Vice Chairman

E-mail: [***]

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Copy to: Legal Department

If to ArriVent:

ArriVent BioPharma Inc.

18 Campus Blvd.

Suite 100

Newtown Square, PA 19073-3269

Attention: Zhengbin Yao, CEO

E-mail: [***]

Copy to: Legal Department

14.8Execution of Agreement. This Agreement may be executed by original or facsimile signature in several counterparts, all of which shall be deemed to be originals, and all of which shall constitute one and the same Agreement. Notwithstanding the foregoing, the Parties shall deliver original execution copies of this Agreement to one another as soon as reasonably practicable following execution thereof.

14.9Waiver. The waiver by a Party of a breach or a default of any provision of this Agreement by the other Party shall not be construed as a waiver of any succeeding breach of the same or any other provision, nor shall any delay or omission on the part of a Party to exercise or avail itself of any right, power or privilege that it has or may have hereunder operate as a waiver of any right, power or privilege by such Party.

14.10Entire Agreement. This Agreement and the Exhibits and Schedule hereto (which Exhibits, and Schedule are deemed to be a part of this Agreement for all purposes) contain the full understanding of the Parties with respect to the subject matter hereof and supersede all prior understandings and writings relating thereto. No waiver, alteration or modification of any of the provisions hereof shall be binding unless made in writing and signed by the Parties.

14.11Severability. In the event that any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable because it is invalid or in conflict with any law of any relevant jurisdiction, the validity of the remaining provisions shall not be affected, and the Parties shall negotiate a substitute provision that, to the extent possible, accomplishes the original business purpose. During the period of such negotiation, and thereafter if no substituted provision is agreed upon, any such provision which is enforceable in part but not in whole shall be enforced to the maximum extent permitted by law.

14.12Successors and Assigns. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their successors and permitted assigns under the Assignment provisions of this Agreement.

14.13No Third-Party Beneficiaries. No person or entity other than Allist and ArriVent shall be deemed an intended beneficiary hereunder or have any right to enforce any obligation of this Agreement.

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[Signature page follows]

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ARRIVENT BIOPHARMA, INC.		SHANGHAI ALLIST PHARMACEUTICALS CO., LTD.

By:	/s/ Zhengbin Yao	By:	/s/ Hu Jie

Name:	Zhengbin Yao	Name:	Hu Jie

Title:	Chief Executive Officer	Title:	Vice Chairman

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EXHIBIT A

ARRIVENT PATENT RIGHTS

•[***]

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EXHIBIT B

CC MEMBERS AND PRIMARY CONTACT PERSONS

[***]

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EXHIBIT C

ARRIVENT TRADEMARKS

MARK	COUNTRY	STATUS	APP. NO.	REG. NO.	REG. DATE	CLASS	GOODS/SERVICES
[***]	[***]	[***]	[***]			[***]	[***]
[***]	[***]	[***]	[***]			[***]	[***]

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

EXHIBIT D

CLINICAL COLLABORATION AGREEMENT

[***]

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

EXHIBIT E

CLINICAL SUPPLY AGREEMENT

[***]

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.